EXHIBIT 4.2

INDENTURE

Dated as of

[                    ], 201[  ]

among

Cadiz Inc.,

each of the Guarantors party hereto

and

 [Name of Trustee], as Trustee

TABLE OF CONTENTS
ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
ARTICLE 2

SECURITY FORMS
Section 2.1.	Forms Generally	14
Section 2.2.	Form of Trustee's Certificate of Authentication	14
Section 2.3.	Securities in Global Form	15
Section 2.4.	Form of Legend for Securities in Global Form	15
ARTICLE 3

THE SECURITIES
ARTICLE 4

SATISFACTION, DISCHARGE AND DEFEASANCE
Section 4.1.	Termination of Company's Obligations Under the Indenture	25
Section 4.2.	Application of Trust Funds	26
Section 4.3.	Applicability of Defeasance Provisions; Company's Option to Effect Defeasance or Covenant Defeasance	26

ARTICLE 5

DEFAULTS AND REMEDIES
ARTICLE 6

THE TRUSTEE
ARTICLE 7

CONSOLIDATION, MERGER OR SALE BY THE COMPANY
Section 7.1.	Consolidation, Merger or Sale of Assets Permitted	41
Section 7.2.	Successor Person Substituted for Company	42

ARTICLE 8

SUPPLEMENTAL INDENTURES
ARTICLE 9

COVENANTS
ARTICLE 10

REDEMPTION
ARTICLE 11

SINKING FUNDS
Section 11.1.	Applicability of Article	51
Section 11.2.	Satisfaction of Sinking Fund Payments with Securities	51
Section 11.3.	Redemption of Securities for Sinking Fund	52
ARTICLE 12

GUARANTORS
Section 12.1.	Guarantee	52
Section 12.2.	Severability	53
Section 12.3.	Limitation of Liability	53

Section 12.4.	Contribution	53
Section 12.5.	Subrogation	53
Section 12.6.	Reinstatement	54
Section 12.7.	Release of a Guarantor	54
Section 12.8.	Benefits Acknowledged	54
Section 12.9.	Applicability of Article	54

CROSS-REFERENCE TABLE
TRUST INDENTURE ACT SECTION	INDENTURE SECTION

SECTION 310(a) (1)	6.10, 6.12
(a) (2)	6.12
(a) (3)	NOT APPLICABLE
(a) (4)	NOT APPLICABLE
(a) (5)	6.12
(b)	6.10, 6.12
SECTION 311(a)	6.3
(b)	6.3
SECTION 312(a)	6.8
(b)	6.8
(c)	6.8
SECTION 313(a)	6.7
(b)	6.7
(c)	6.7
(d)	6.7
SECTION 314(a)	9.5, 9.6
(b)	NOT APPLICABLE
(c) (1)	1.2
(c) (2)	1.2
(c) (3)	NOT APPLICABLE
(d)	NOT APPLICABLE
(e)	1.2
SECTION 315 (a)	6.1
(b)	6.6
(c)	6.1
(d)	6.1
(e)	5.15
SECTION 316(a)	1.1
(a) (1) (A)	5.8
(a) (1) (B)	5.7
(a) (2)	NOT APPLICABLE
(b)	5.10
(c)	1.4
SECTION 317 (a) (1)	5.3
(a) (2)	5.4
(b)	9.3
SECTION 318 (a)	1.11

NOTE:  This cross-reference table shall not, for any purpose, be deemed to be a part of the Indenture.

INDENTURE, dated as of [                 ], 201[  ], among Cadiz Inc., a Delaware corporation (the "Company"), the Guarantors party hereto and [ ] (the "Trustee").
RECITALS
The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness ("Securities") to be issued in one or more series as herein provided, which Securities may be guaranteed by the Guarantors, as set forth herein.
All things necessary to make this Indenture a valid and legally binding agreement, in accordance with its terms, have been done.
For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed as follows for the equal and ratable benefit of the Holders of the Securities or of series thereof:
ARTICLE 1
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
Section 1.1.          Definitions.  For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
(1)	the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;
(2)	all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;
(3)	all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and
(4)	the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.
"Act" shall have the meaning set forth in Section 1.4(a).
"Additional Amounts" means any additional amounts which, pursuant to Section 3.1(b)(18), are required by the terms of the Securities of any series, under circumstances specified pursuant to Section 3.1(b) (18), to be paid by the Company in respect of certain Securities of such series specified pursuant to Section 3.1(b)(18).
"Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person.  For purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.
"Agent" means any Paying Agent or Registrar.
"Attributable Value" in respect of any sale and leaseback transaction means, as of the time of determination, the lesser of (i) the sale price of the Principal Facility involved in such transaction and (ii) the present value (discounted at the rate of interest implicit in such transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease involved in such transaction (including any period for which the lease has been extended).

"Authenticating Agent" means any authenticating agent appointed by the Trustee pursuant to Section 6.14.
"Authorized Newspaper" means a newspaper of general circulation, in the official language of the country of publication or in the English language, customarily published on each Business Day whether or not published on Saturdays, Sundays or holidays.  Whenever successive publications in an Authorized Newspaper are required hereunder they may be made (unless otherwise expressly provided herein) on the same or different days of the week and in the same or different Authorized Newspapers.
"Bankruptcy Law" shall have the meaning set forth in Section 5.1.
"Bearer Security" means any Security issued hereunder which is payable to bearer.
"Board" or "Board of Directors" means the Board of Directors of the Company or any duly authorized committee thereof.
"Board Resolution" means a copy of a resolution of the Board of Directors, certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of the certificate, and delivered to the Trustee.
"Business Day" when used with respect to any Place of Payment or any other particular location referred to in this Indenture or in the Securities, means, unless otherwise specified with respect to any Securities pursuant to Section 3.1, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment or particular location are authorized or obligated by law or executive order to close.
"Capital Lease Obligation" means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP.
"Cash Management Practices" means the cash, Eligible Cash Equivalent, and short-term investment management practices of the Company and its Subsidiaries as approved by the Board of Directors or chief financial officer of the Company from time to time, including Debt of the Company or any of its Subsidiaries having a maturity of 92 days or less representing the borrowings from any financial institution with which the Company or any of its Subsidiaries has a depository or other investment relationship in connection with such practices (or any Affiliate of such financial institution), which borrowings may be secured by the cash, Eligible Cash Equivalents and other short-term investments purchased by the Company or any of its Subsidiaries with the proceeds of such borrowings.
"Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.
"Company" means the party named as the Company in the first paragraph of this Indenture until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter means such successor.
"Company Order" and "Company Request" mean, respectively, a written order or request signed in the name of the Company by two Officers, one of whom must be the Chairman of the Board, the President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller or any Vice President of the Company.
"Consolidated Net Worth" means, as of any date of determination and with respect to any Person, the stockholders' equity of such Person and its consolidated subsidiaries on that date.

"Conversion Event" means the cessation of use of (i) a Foreign Currency both by the government of the country or the confederation which issued such Foreign Currency and, for the settlement of transactions, by a central bank or other public institutions of or within the international banking community, or (ii) any currency unit or composite currency for the purposes for which it was established.
"Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date hereof is located at [ ], or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).
"Credit Facilities" means one or more credit facilities with banks or other lenders providing for revolving loans or term loans or the issuance of letters of credit or bankers' acceptances or the like.
"Currency" means Dollars or any Foreign Currency.
"Custodian" shall have the meaning set forth in Section 5.1.
"Debt" of any specified Person means, without duplication, (a) all indebtedness in respect of borrowed money, (b) all obligations of such Person evidenced by bonds, notes, debentures or similar instruments, and (c) the indebtedness of any other Persons of the foregoing types to the extent guaranteed by such Person; but only, for each of clauses (a) through (c), if and to the extent any of the foregoing indebtedness would appear as a liability upon an unconsolidated balance sheet of such Person prepared in accordance with GAAP (but not including contingent liabilities which appear only in a footnote to a balance sheet).
"Default" means any event which is, or after notice or passage of time, or both, would be, an Event of Default.
"Defaulted Interest" shall have the meaning set forth in Section 3.7(b).
"Depositary" when used with respect to the Securities of or within any series issuable or issued in whole or in part in global form, means the Person designated as Depositary by the Company pursuant to Section 3.1 and its successors in such capacity, and if at any time there is more than one such Person, shall be a collective reference to such Persons.
"Dollar" and "$" mean the currency of the United States as at the time of payment is legal tender for the payment of public and private debts.
"Eligible Bank" means a bank or trust company (i) that is organized and existing under the laws of the United States of America or Canada, or any state, territory, province or possession thereof and (ii) the senior debt of which is rated at least "A3" by Moody's or at least "A-" by S&P.
"Eligible Cash Equivalents" means any of the following:  (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) maturing not more than one year after the date of acquisition; (ii) time deposits in and certificates of deposit of any Eligible Bank (or in any other financial institution to the extent the amount of such deposit is within the limits insured by the Federal Deposit Insurance Corporation), provided that such investments have a maturity date not more than two years after the date of acquisition and that the average life of all such investments is one year or less from the respective dates of acquisition; (iii) repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (i) above or clause (iv) below entered into with any Eligible Bank or securities dealers of recognized national standing; (iv) direct obligations issued by any state of the United States or any political subdivision or public instrumentality thereof, provided that such investments mature, or are subject to tender at the option of the holder thereof, within 365 days after the date of acquisition and, at the time of acquisition, have a rating of at least "A-2" or "P-2" (or long-term ratings of at least "A3" or "A-") from either S&P or Moody's, or, with respect to municipal bonds, a rating of at least MIG 2 or VMIG 2 from

Moody's (or equivalent ratings by any other nationally recognized rating agency); (v) commercial paper of any Person other than an Affiliate of the Company and other than structured investment vehicles, provided that such investments have a rating of at least A-2 or P-2 from either S&P or Moody's and mature within 180 days after the date of acquisition; (vi) overnight and demand deposits in and bankers' acceptances of any Eligible Bank and demand deposits in any bank or trust company to the extent insured by the Federal Deposit Insurance Corporation against the Bank Insurance Fund; (vii) money market funds (and shares of investment companies that are registered under the Investment Company Act of 1940) substantially all of the assets of which comprise investments of the types described in clauses (i) through (vi); (viii) United States dollars, or money in other currencies received in the ordinary course of business; (ix) asset-backed securities and corporate securities that are eligible for inclusion in money market funds; (x) fixed maturity securities which are rated BBB- and above by S&P or Baa3 and above by Moody's; provided such investments will not be considered Eligible Cash Equivalents to the extent that the aggregate amount of investments by the Company and its Subsidiaries in fixed maturity securities which are rated BBB+, BBB or BBB- by S&P or Baa1, Baa2 or Baa3 by Moody's exceeds 20% of the aggregate amount of their investments in fixed maturity securities; and (xi) instruments equivalent to those referred to in clauses (i) through (vi) above or funds equivalent to those referred to in clause (vii) above denominated in Euros or any other foreign currency customarily used by corporations for cash management purposes in jurisdictions outside the United States to the extent advisable in connection with any business conducted by the Company or any Subsidiary, all as determined in good faith by the Company.
"Event of Default" shall have the meaning set forth in Section 5.1.
"Foreign Currency" means any currency, currency unit or composite currency issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such governments.
"GAAP" means generally accepted accounting principles in the United States as in effect on the date of application thereof.
"Government Obligations" means securities which are (i) direct obligations of the United States of America or the other government or governments which issued the Foreign Currency in which the principal of or any premium or interest on the relevant Security shall be payable, in each case where the payment or payments thereunder are supported by the full faith and credit of such government or governments or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such other government or governments, in each case where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments, and which, in the case of (i) or (ii), are not callable or redeemable at the option of the issuer or issuers thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.
"Guarantee" means the guarantee by each Guarantor of the Company's obligations under this Indenture and the Securities of any series.
"Guarantors" means, subject to Section 12.7, each of:
(1)     certain of the Company's Subsidiaries, named on the signature pages hereto; and
(2)     in the future, any other Subsidiaries that become Guarantors pursuant to Section 9.9.
"Holder" means, with respect to a Bearer Security, a bearer thereof or of a coupon appertaining thereto and, with respect to a Registered Security, a person in whose name a Security is registered on the Register.

"Indenture" means this Indenture as originally executed or as amended or supplemented from time to time and shall include the forms and terms of particular series of Securities established as contemplated hereunder.
"Indexed Security" means a Security the terms of which provide that the principal amount thereof payable at Stated Maturity may be more or less than the principal face amount thereof at original issuance.
"Interest" when used with respect to an Original Issue Discount Security which by its terms bears interest only after maturity, means interest payable after maturity.
"Interest Payment Date" when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.
"Lien" means any mortgage, pledge, lien, charge, security interest, conditional sale or other title retention agreement or other encumbrance of any nature whatsoever.
"Maturity" when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, repurchase by the Company at the option of the Holder or otherwise.
"Moody's" means Moody's Investors Service, Inc. and any successor to its rating agency business.
"Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Corporate Executive Vice President, any Senior Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Chief Accounting Officer, the Secretary or any Assistant Secretary of such Person.
"Officers' Certificate", when used with respect to the Company, means a certificate signed by two Officers, one of whom must be the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Chief Accounting Officer, a Corporate Executive Vice President or a Senior Vice President of the Company.
"Opinion of Counsel" means a written opinion from the general counsel of the Company or other legal counsel.  Such counsel may be an employee of or counsel to the Company.
"Original Issue Discount Security" means any Security which provides for an amount less than the stated principal amount thereof to be due and payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.2.
"Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:
(i)     Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;
(ii)     Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities and any coupons appertaining thereto, provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provisions therefor satisfactory to the Trustee have been made;
(iii)    Securities, except to the extent provided in Sections 4.4 and 4.5, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article 4; and

(iv)    which have been paid pursuant to Section 3.6 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;
provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, or whether sufficient funds are available for redemption or for any other purpose, and for the purpose of making the calculations required by Section 313 of the Trust Indenture Act, (a) the principal amount of any Original Issue Discount Securities that may be counted in making such determination or calculation and that shall be deemed to be Outstanding for such purpose shall be equal to the amount of principal thereof that would be (or shall have been declared to be) due and payable, at the time of such determination, upon a declaration of acceleration of the maturity thereof pursuant to Section 5.2, (b) the principal amount of any Indexed Security that may be counted in making such determination and that shall be deemed outstanding for such purpose shall be equal to the principal face amount of such Indexed Security at original issuance, unless otherwise provided in or pursuant to this Indenture, (c) the principal amount of a Security denominated in a Foreign Currency shall be the Dollar equivalent, determined on the date of original issuance of such Security, of the principal amount (or, in the case of an Original Issue Discount Security, the Dollar equivalent on the date of original issuance of such Security of the amount determined as provided in (a) above) of such Security, and (d) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.  Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.
"Paying Agent" means any Person authorized by the Company to pay the principal of, premium, if any, or interest on any Securities on behalf of the Company.
"Periodic Offering" means an offering of Securities of a series from time to time the specific terms of which Securities, including, without limitation, the rate or rates of interest or formula for determining the rate or rates of interest thereon, if any, the Maturity thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Company upon the issuance of such Securities.
"Permitted Liens" means:
(1)      Liens existing on the date of this Indenture;
(2)      Liens securing all or any portion of any Debt pursuant to any debt instrument or agreement ("Refinancing Debt") that in whole or in part refinances, refunds, extends or renews any Refinancing Debt;
(3)      any Lien for taxes or assessments or other governmental charges or levies not overdue for more than 30 days (or which, if due and payable, are being contested in good faith and for which adequate reserves are being maintained, to the extent required by GAAP) or the nonpayment of which in the aggregate would not reasonably be expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole;
(4)      any warehousemen's, materialmen's, landlord's or other similar Liens arising by law for sums not overdue for more than 30 days (or which, if due and payable, are being contested in good faith and with respect to which adequate reserves are being maintained, to the extent required by GAAP) or the nonpayment of which in the aggregate would not reasonably be expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole;

(5)     survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telephone lines and other similar purposes, or zoning or other similar restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not individually or in the aggregate materially adversely affect the value of the Company or its Subsidiaries taken as a whole or materially impair the operation of the business of the Company or its Subsidiaries taken as a whole;
(6)     pledges or deposits (i) in connection with workers' compensation, unemployment insurance and other types of statutory obligations or the requirements of any official body; (ii) to secure the performance of tenders, bids, surety, stay, customs, appeals, or performance bonds, leases, purchase, construction, sales or servicing contracts (including utility contracts) and other similar obligations incurred in the normal course of business consistent with industry practice (including, without limitation, those to secure health, safety and environmental obligations); (iii) to obtain or secure obligations with respect to letters of credit, guarantees, bonds or other sureties or assurances given in connection with the activities described in clauses (i) and (ii) above, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property or services or imposed by the Employee Retirement Income Security Act of 1974, as amended from time to time ("ERISA"), or the Internal Revenue Code of 1986, as amended from time to time in connection with a "plan" (as defined in ERISA); or (iv) arising in connection with any attachment unless such Liens shall not be satisfied or discharged or stayed pending appeal within 60 days after the entry thereof or the expiration of any such stay;
(7)     Liens on property or assets of a Person existing at the time such Person is acquired or merged with or into or consolidated with the Company or with a Subsidiary, or becomes a Subsidiary (and not created or incurred in anticipation of such transaction), provided that such Liens are not extended to the property and assets of the Company or its Subsidiaries, other than the property or assets acquired;
(8)     Liens securing Debt of a Subsidiary owed to and held by the Company or its Subsidiaries;
(9)     Liens to secure any permitted extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Debt secured by liens referred to in clauses (1), (7), (11) and (12) hereof; provided that such Liens do not extend to any other property or assets (other than improvements, accessions, or proceeds in respect thereof) and the principal amount of the obligations secured by such Liens is not increased;
(10)     Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligation in respect of banker's acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods;
(11)      Liens securing Debt incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of the Company or its Subsidiaries; provided, however, that the Lien may not extend to any other property owned by the Company or its Subsidiaries at the time the Lien is incurred (other than assets and property affixed or appurtenant thereto and proceeds thereof), and the Debt (other than any interest thereon) secured by the Lien may not be incurred more than 270 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;
(12)     Liens on property or assets existing at the time of the acquisition thereof;
(13)     Liens (i) that are contractual rights of set-off (A) relating to the establishment of depository relations with banks not given in connection with the issuance of Debt, (B) relating to the pooled deposit or sweep accounts of the Company or its Subsidiaries to permit satisfaction of overdraft or similar obligations and other cash management activities incurred in the ordinary course of business of the Company or its Subsidiaries or (C) relating to purchase orders and other agreements entered into with customers of the Company and its Subsidiaries in the ordinary course of business and (ii) (W) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (X) encumbering reasonable customary initial deposits and margin deposits and attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business, (Y) in favor of banking institutions arising as a matter of law or pursuant to customary account agreements encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry, and (Z) of financial institutions funding the Vault Cash Operations in the cash provided by such institutions for such Vault Cash Operations;
(14)     Liens on the stock of a securitization vehicle incurred in connection with a securitization financing;
(15)     Liens pursuant to the terms and conditions of any contracts between the Company or any Subsidiary and the U.S. government;
(16)     Liens arising in connection with the Cash Management Practices of the Company;
(17)     Settlement Liens; and
(18)     Liens not otherwise permitted under this Indenture securing Debt in an aggregate principal amount that, together with the aggregate Attributable Value of property involved in sale and leaseback transactions permitted by Section 9.8(a) and all other Debt then secured by Liens permitted only pursuant to this clause (18) does not exceed 10% of the Consolidated Net Worth of the Company and its Subsidiaries.
"Person" means any individual, corporation, business trust, partnership, joint venture, joint-stock company, limited liability company, association, company, trust, unincorporated organization or government or any agency or political subdivision thereof.
"Place of Payment", when used with respect to the Securities of or within any series, means the place or places where the principal of, premium, if any, and interest on such Securities are payable as specified or contemplated by Sections 3.1 and 9.2.
"Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.6 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.
"Principal amount", when used with respect to any Security, means the amount of principal, if any, payable in respect thereof at Maturity; provided, however, that when used with respect to an Indexed Security in any context other than the making of payments at Maturity, "principal amount" means the principal face amount of such Indexed Security at original issuance.
"Principal Facility" means the real property, fixtures, machinery and equipment relating to any facility owned by the Company or any Subsidiary, except for any facility that, in the opinion of the Board of Directors, is not of material importance to the business conducted by the Company and its Subsidiaries, taken as a whole.
"Redemption Date", when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.
"Redemption Price", when used with respect to any Security to be redeemed, in whole or in part, means the price at which it is to be redeemed pursuant to this Indenture.
"Register" shall have the meaning set forth in Section 3.5.
"Registered Security" means any Security issued hereunder and registered as to principal and interest in the Register.
"Registrar" shall have the meaning set forth in Section 3.5.

"Regular Record Date" for the interest payable on any Interest Payment Date on the Securities of or within any series means the date specified for that purpose as contemplated by Section 3.1.
"Responsible Officer", when used with respect to the Trustee, shall mean any vice president, any assistant vice president, any senior trust officer, any trust officer, or any officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with a particular subject and who, in each case, shall have direct responsibility for the administration of this Indenture.
"S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.
"Security" or "Securities" has the meaning stated in the first recital of this Indenture and more particularly means a Security or Securities of the Company issued, authenticated and delivered under this Indenture.
"Settlement" means the transfer of cash or other property with respect to any credit, charge or debit card charge, check or other instrument, electronic funds transfer, or other type of paper-based or electronic payment, transfer, or charge transaction for which a Person acts as a processor, remitter, funds recipient or funds transmitter in the ordinary course of its business.
"Settlement Asset" means any cash, receivable or other property, including a Settlement Receivable, due or conveyed to a Person in consideration for a Settlement made or arranged, or to be made or arranged, by such Person or an Affiliate of such Person.
"Settlement Debt" means any payment or reimbursement obligation in respect of a Settlement Payment.
"Settlement Lien" means any Lien relating to any Settlement or Settlement Debt (and may include, for the avoidance of doubt, the grant of a Lien in or other assignment of a Settlement Asset in consideration of a Settlement Payment, Liens securing intraday and overnight overdraft and automated clearing house exposure, and similar Liens).
"Settlement Payment" means the transfer, or contractual undertaking (including by automated clearing house transaction) to effect a transfer, of cash or other property to effect a Settlement.
"Settlement Receivable" means any general intangible, payment intangible, or instrument representing or reflecting an obligation to make payments to or for the benefit of a Person in consideration for and in the amount of a Settlement made or arranged, or to be made or arranged, by such Person.
"Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.7.
"Stated Maturity", when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security or in a coupon representing such installment of interest as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.
"Subsidiary" means (i) any corporation, at least a majority of the total voting power of whose outstanding Voting Stock is at the date of determination owned, directly or indirectly, by the Company and/or one or more other Subsidiaries of the Company, and (ii) any Person (other than a corporation) in which the Company and/or one or more other Subsidiaries of the Company own, directly or indirectly, at the date of determination, at least a majority ownership interest.
"Trust Indenture Act" means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, except as provided in Section 8.3; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

"Trustee" means the party named as such in the first paragraph of this Indenture until a successor Trustee replaces it pursuant to the applicable provisions of this Indenture, and thereafter means such successor Trustee and if, at any time, there is more than one Trustee, "Trustee" as used with respect to the Securities of any series shall mean the Trustee with respect to the Securities of that series.
"United States" means, unless otherwise specified with respect to the Securities of any series as contemplated by Section 3.1, the United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.
"United States Alien", except as otherwise provided with respect to the Securities of any series as contemplated by Section 3.1, means any Person who, for United States Federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States Federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust.
"U.S. Person" means, unless otherwise specified with respect to the Securities of any series as contemplated by Section 3.1, any citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States, any estate the income of which is subject to United States federal income taxation regardless of its source, or any trust whose administration is subject to the primary supervision of a United States court and which has one or more United States fiduciaries who have the authority to control all substantial decisions of the trust.
"Vault Cash Operations" means the vault cash or other arrangements pursuant to which various financial institutions fund the cash requirements of automated teller machines and cash access facilities operated by the Company and its Subsidiaries at customer locations.
"Voting Stock" means, with respect to any corporation, securities of any class or series of such corporation, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors of the corporation.
Section 1.2.          Compliance Certificates and Opinions.  Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company and the Guarantors (if required by the Trust Indenture Act) shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.
Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:
(1)	a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;
(2)	a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(3)
a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such condition or covenant has been complied with; and

(4)	a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.
Section 1.3.     Form of Documents Delivered to Trustee.  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.  Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations as to such matters are erroneous.
Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
Section 1.4.          Acts of Holders.
(a)     Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.
(b)     The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.
(c)     The ownership of Bearer Securities may be proved by the production of such Bearer Securities or by a certificate executed by any trust company, bank, banker or other depository, wherever situated, if such certificate shall be deemed by the Trustee to be satisfactory, showing that at the date therein mentioned such Person had on deposit with such depository, or exhibited to it, the Bearer Securities therein described; or such facts may be proved by the certificate or affidavit of the Person holding such Bearer Securities, if such certificate or affidavit is deemed by the Trustee to be satisfactory.  The Trustee and the Company may assume that such ownership of any Bearer Security continues until (i) another such certificate or affidavit bearing a later date issued in respect of the same Bearer Security is produced, (ii) such Bearer Security is produced to the Trustee by some other Person, (iii) such Bearer Security is surrendered in exchange for a Registered Security or (iv) such Bearer Security is no longer Outstanding.  The ownership of Bearer Securities may also be proved in any other manner which the Trustee deems sufficient.
(d)     The ownership of Registered Securities shall be proved by the Register.

(e)     Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.
(f)     If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so.  If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.
Section 1.5.          Notices, etc., to Trustee and Company.
Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,
(1)
the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and sent by facsimile (with confirmation of receipt), overnight delivery service or mail, first-class postage prepaid, to the Trustee at its Corporate Trust Office, Attention:  Corporate Trust Division, or

(2)
the Company or any Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and sent by facsimile (with confirmation of receipt), overnight delivery service or mail, first-class postage prepaid, to the Company or such Guarantor addressed to it at Cadiz Inc., 550 South Hope Street, Suite 2850, Los Angeles, California 90071, Attention:  Chief Financial Officer or at any other address previously furnished in writing to the Trustee by the Company.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods; provided, however, that (a) the party providing such electronic instructions or directions, subsequent to the transmission thereof, shall provide the originally executed instructions or directions to the Trustee in a timely manner and (b) such originally executed instructions or directions, shall be signed by an authorized representative of the party providing such instructions or directions.  The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee's reliance upon and compliance with such instructions or directions, provided such reliance was in good faith, notwithstanding such instructions or directions conflict or are inconsistent with a subsequent written instruction or direction or if the subsequent written instruction or direction is never received.  The party providing instructions or directions by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods, as aforesaid, agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.
Section 1.6.          Notice to Holders; Waiver.  Where this Indenture provides for notice to Holders of any event, (i) if any of the Securities affected by such event are Registered Securities, such notice to the Holders thereof shall be sufficiently given (unless otherwise herein or in the terms of such Registered Security expressly provided) if in writing and sent by overnight delivery service or mailed, first-class postage prepaid, to each such Holder affected by such event, at his address as it appears in the Register, within the time prescribed for the giving of such notice, and (ii) if any of the Securities affected by such event are Bearer Securities, notice to the Holders thereof shall be sufficiently given (unless otherwise herein or in the terms of such Bearer Securities expressly provided) if published once in an

Authorized Newspaper in New York, New York, and in such other city or cities, if any, as may be specified as contemplated by Section 3.1.  In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders of Registered Securities or the sufficiency of any notice to Holders of Bearer Securities given as provided herein.  In any case where notice is given to Holders by publication, neither the failure to publish such notice, nor any defect in any notice so published, shall affect the sufficiency of such notice with respect to other Holders of Bearer Securities or the sufficiency of any notice to Holders of Registered Securities given as provided herein.  Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.  For the avoidance of doubt, notice to any Holder(s) of any Security that is issued in global form and registered in the name of a Depositary or a nominee thereof shall be sufficient in all respects if given in compliance with the rules, policies, procedures, practices or instructions of such Depositary.
If by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice as provided above, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.  If it is impossible or, in the opinion of the Trustee, impracticable to give any notice by publication in the manner herein required, then such publication in lieu thereof as shall be made with the approval of the Trustee shall constitute a sufficient publication of such notice.
Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.  Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
Section 1.7.          Headings and Table of Contents.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
Section 1.8.          Successors and Assigns.  All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.
Section 1.9.          Separability.  In case any provision of this Indenture or the Securities shall be invalid, illegal or unenforceable, then, to the extent permitted by applicable law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 1.10.          Benefits of Indenture.  Nothing in this Indenture or in the Securities, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.
Section 1.11.          Governing Law.  THIS INDENTURE, THE SECURITIES AND ANY COUPONS APPERTAINING THERETO AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.  This Indenture is subject to the Trust Indenture Act and if any provision hereof limits, qualifies or conflicts with the Trust Indenture Act, the Trust Indenture Act shall control.
Section 1.12.          Legal Holidays.  In any case where any Interest Payment Date, Redemption Date, sinking fund payment date, Stated Maturity or Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of any Security or coupon other than a provision in the Securities of any series which specifically states that such provision shall apply in lieu of this Section), payment of principal, premium, if any, or interest need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on such date; provided that no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date, sinking fund payment date, Stated Maturity or Maturity, as the case may be.

Section 1.13.          Force Majeure.  In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or events that a court applying New York law would hold to be included within the term "Acts of God," and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
Section 1.14.            Waiver of Jury Trial.  EACH OF THE COMPANY, THE GUARANTORS, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.
ARTICLE 2
SECURITY FORMS
Section 2.1.         Forms Generally.  The Securities of each series and the coupons, if any, to be attached thereto shall be in substantially such form as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities and coupons, if any, as evidenced by their execution of the Securities and coupons, if any.  Unless otherwise provided as contemplated in Section 3.1, Securities will be issued only in registered form without coupons or in the form of one or more global securities.  If temporary Securities of any series are issued as permitted by Section 3.4, the form thereof also shall be established as provided in the preceding sentence.  If the forms of Securities and coupons, if any, of any series are established by, or by action taken pursuant to, a Board Resolution, a copy of the Board Resolution together with an appropriate record (which may be in the form of an Officers' Certificate) of any such action taken pursuant thereto, including a copy of the approved form of Securities or coupons, if any, shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 3.3 for the authentication and delivery of such Securities.
Unless otherwise specified as contemplated by Section 3.1, Bearer Securities shall have interest coupons attached.
The definitive Securities and coupons, if any, shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities and coupons, if any, as evidenced by their execution of such Securities and coupons, if any.
Section 2.2.         Form of Trustee's Certificate of Authentication.  The Trustee's certificate of authentication shall be in substantially the following form:
This is one of the Securities of the series described in the within-mentioned Indenture.
Dated: [Name of Trustee], as Trustee By:__________________________ Authorized Signatory

Section 2.3.          Securities in Global Form.  If Securities of or within a series are issuable in whole or in part in global form, any such Security may provide that it shall represent the aggregate or specified amount of Outstanding Securities from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced to reflect exchanges.  Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the amount, or changes in the rights of Holders, of Outstanding Securities represented thereby, shall be made in such manner and by such Person or Persons as shall be specified therein or pursuant to Section 3.1 or in the Company Order to be delivered to the Trustee pursuant to Section 3.3 or 3.4.  Subject to the provisions of Section 3.3 and, if applicable, Section 3.4, the Trustee shall deliver and redeliver any Security in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or pursuant to Section 3.1 or in the applicable Company Order.  Any instructions by the Company with respect to endorsement or delivery or redelivery of a Security in global form shall be in writing.
The provisions of the last paragraph of Section 3.3 shall apply to any Security in global form if such Security was never issued and sold by the Company and the Company delivers to the Trustee the Security in global form together with written instructions with regard to the reduction in the principal amount of Securities represented thereby, together with the written statement contemplated by the last paragraph of Section 3.3.
Notwithstanding the provisions of Section 2.1 and 3.7, unless otherwise specified as contemplated by Section 3.1, payment of principal of, premium, if any, and interest on any Security in permanent global form shall be made to the Person or Persons specified therein.
Section 2.4.          Form of Legend for Securities in Global Form.  Any Security in global form authenticated and delivered hereunder shall bear a legend in substantially the following form and such other legends as may be approved by the officers executing such Security, as evidenced by their execution thereof:
This Security is in global form within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary.  Unless and until it is exchanged in whole or in part for Securities in certificated form, this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.
ARTICLE 3
THE SECURITIES
Section 3.1.          Amount Unlimited; Issuable in Series.
(a)     The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.  The Securities may be issued from time to time in one or more series.
(b)     The following matters shall be established with respect to each series of Securities issued hereunder (i) by a Board Resolution, (ii) by action taken pursuant to a Board Resolution and (subject to Section 3.3) set forth, or determined in the manner provided, in an Officers' Certificate or (iii) in one or more indentures supplemental hereto:
(1)	the title of the Securities of the series, including CUSIP Numbers (which title shall distinguish the Securities of the series from all other series of Securities);
(2)
any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (which limit shall not pertain to Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 3.4, 3.5, 3.6, 8.6, or 10.7 or upon the Company's repurchase of any Securities in part at the option of the Holders thereof);

(3)	the date or dates on which the principal of and premium, if any, on the Securities of the series is payable or the method of determination thereof;
(4)	the rate or rates (which may be fixed, variable or zero) at which the Securities of the series shall bear interest, if any, or the method of calculating such rate or rates of interest;
(5)	the date or dates from which interest, if any, shall accrue or the method by which such date or dates shall be determined;
(6)
the Interest Payment Dates on which any such interest, if any, shall be payable and, with respect to Registered Securities, the Regular Record Date, if any, for the interest payable on any Registered Security on any Interest Payment Date;

(7)	each Place of Payment for the Securities of the series;
(8)
the period or periods within which, the price or prices at which, the currency (if other than Dollars) in which, and the other terms and conditions upon which, Securities of the series may be redeemed, in whole or in part, at the option of the Company and, if other than as provided in Section 10.3, the manner in which the particular Securities of such series (if less than all Securities of such series are to be redeemed) are to be selected for redemption;

(9)
the obligation, if any, of the Company to redeem or purchase Securities of the series pursuant to any sinking fund or analogous provisions or upon the happening of a specified event or at the option of a Holder thereof and the period or periods within which, the price or prices at which, and the other terms and conditions upon which, Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(10)
if other than denominations of $1,000 and any integral multiple thereof, if Registered Securities, and if other than the denomination of $5,000, if Bearer Securities, the denominations in which Securities of the series shall be issuable;

(11)
if other than Dollars, the currency for which the Securities of the series may be purchased or in which the Securities of the series shall be denominated and/or the currency in which the principal of premium, if any, and interest, if any, on the Securities of the series shall be payable and the particular provisions applicable thereto in accordance with, in addition to, or in lieu of the provisions of this Indenture;

(12)
if the amount of payments of principal of or premium, if any, or interest, if any, on the Securities of the series shall be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on a currency or currencies (including currency unit or units) other than that in which the Securities of the series are denominated or designated to be payable), the index, formula or other method by which such amount shall be determined;

(13)
if the amount of payments of principal, premium, if any, or interest, if any, on the Securities of the series shall be determined with reference to an index, formula or other method based on the prices of securities or commodities, with reference to changes in the prices of securities or commodities or otherwise by application of a formula, the index, formula or other method by which such amount shall be determined;

(14)
if other than the entire principal amount thereof, the portion of the principal amount of such Securities of the series which shall be payable upon declaration of acceleration thereof pursuant to Section 5.2 or the method by which such portion shall be determined;

(15)
if other than as provided in Section 3.7, the Person to whom any interest on any Registered Security of the series shall be payable and the manner in which, or the Person to whom, any interest on any Bearer Securities of the series shall be payable;

(16)	provisions, if any, granting special rights to the Holders of Securities of the series upon the occurrence of such events as may be specified;
(17)	any addition to or modification or deletion of any Events of Default or any covenants of the Company pertaining to the Securities of the series;
(18)
under what circumstances, if any, the Company will pay Additional Amounts on the Securities of that series held by a Person who is not a U.S. Person in respect of taxes, assessments or similar governmental charges withheld or deducted and, if so, whether the Company will have the option to redeem such Securities rather than pay such Additional Amounts (and the terms of any such option);

(19)
whether Securities of the series shall be issuable as Registered Securities or Bearer Securities (with or without interest coupons), or both, and any restrictions applicable to the offering, sale or delivery of Bearer Securities and, if other than as provided in Section 3.5, the terms upon which Bearer Securities of a series may be exchanged for Registered Securities of the same series and vice versa;

(20)
the date as of which any Bearer Securities of the series and any temporary global Security representing Outstanding Securities of the series shall be dated if other than the date of original issuance of the first Security of the series to be issued;

(21)	the forms of the Securities and coupons, if any, of the series;
(22)
if either or both of Section 4.4 relating to defeasance or Section 4.5 relating to covenant defeasance shall not be applicable to the Securities of such series, or, if such defeasance or covenant defeasance shall be applicable to the Securities of such series, any covenants in addition to those specified in Section 4.5 relating to the Securities of such series which shall be subject to covenant defeasance and any deletions from, or modifications or additions to, the provisions of Article 4 in respect of the Securities of such series or such other means of defeasance or covenant defeasance as may be specified for the Securities of such series;

(23)	if other than the Trustee, the identity of the Registrar and any Paying Agent;
(24)
if the Securities of the series shall be issued in whole or in part in global form, (i) the Depositary for such global Securities, (ii) whether beneficial owners of interests in any Securities of the series in global form may exchange such interests for certificated Securities of such series and of like tenor of any authorized form and denomination, and (iii) if other than as provided in Section 3.5, the circumstances under which any such exchange may occur;

(25)
whether and to what extent the Securities of the series are entitled to the benefit of the provisions of Section 9.9 and Article 12 hereof, whether any modification shall be made to such provisions or whether any other provisions shall be made for the Guarantee of such Securities; and

(26)	any other terms of the Securities of such series and any deletions from or modifications or additions to this Indenture in respect of such Securities.
(c)     All Securities of any one series and coupons, if any, appertaining to any Bearer Securities of such series shall be substantially identical except, in the case of Registered Securities, as to denomination and except as may otherwise be provided (i) by a Board Resolution, (ii) by action taken pursuant to a Board Resolution and (subject to Section 3.3) set forth, or determined in the manner provided, in the related Officers' Certificate or (iii) in an indenture supplemental hereto.  All Securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the Holders, for issuances of additional Securities of such series.

(d)     If any of the terms of the Securities of any series are established by action taken pursuant to a Board Resolution, a copy of such Board Resolution shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth, or providing the manner for determining, the terms of the Securities of such series, and an appropriate record of any action taken pursuant thereto in connection with the issuance of any Securities of such series shall be delivered to the Trustee prior to the authentication and delivery thereof.
Section 3.2.          Denominations.  Unless otherwise provided as contemplated by Section 3.1, any Registered Securities of a series shall be issuable in denominations of $1,000 and any integral multiple thereof and any Bearer Securities of a series shall be issuable in denominations of $5,000.
Section 3.3.          Execution, Authentication, Delivery and Dating.  Securities shall be executed on behalf of the Company by two Officers.  The signatures of any of these Officers on the Securities may be manual or facsimile.  The coupons, if any, of Bearer Securities shall bear the facsimile signature of two Officers.
Securities and coupons bearing the manual or facsimile signatures of individuals who were at any time the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.
At any time and from time to time, the Company may deliver Securities, together with any coupons appertaining thereto, of any series executed by the Company and, if applicable, having endorsed thereon the Guarantees executed as provided in Section 12.1(e) to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities; provided, however, that in the case of Securities offered in a Periodic Offering, the Trustee shall authenticate and deliver such Securities from time to time in accordance with such other procedures (including, without limitation, the receipt by the Trustee of electronic instructions from the Company or its duly authorized agents, promptly confirmed in writing) acceptable to the Trustee as may be specified by or pursuant to a Company Order delivered to the Trustee prior to the time of the first authentication of Securities of such series.
If the form or terms of the Securities of a series have been established by or pursuant to one or more Board Resolutions as permitted by Sections 2.1 and 3.1, in authenticating such Securities and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Sections 315(a) through (d) of the Trust Indenture Act) shall be fully protected in relying upon, an Opinion of Counsel stating:
(1)
if the forms of such Securities and any coupons have been established by or pursuant to a Board Resolution as permitted by Section 2.1, that such forms have been established in conformity with the provisions of this Indenture;

(2)
if the terms of such Securities and any coupons have been established by or pursuant to a Board Resolution as permitted by Section 3.1, that such terms have been, or in the case of Securities of a series offered in a Periodic Offering, will be, established in conformity with the provisions of this Indenture, subject in the case of Securities offered in a Periodic Offering, to any conditions specified in such Opinion of Counsel; and

(3)
that such Securities together with any coupons appertaining thereto, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, and, if applicable, the Guarantees endorsed thereon will constitute valid and legally binding obligations of the Guarantors, in each case enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and to general equity principles.

Notwithstanding that such form or terms have been so established, the Trustee shall have the right to decline to authenticate such Securities if, in the opinion of counsel to the Trustee (which counsel may be an employee of the Trustee) reasonably acceptable to the Company, the issue of such Securities pursuant to this Indenture will adversely affect the Trustee's own rights, duties or immunities under this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.
Notwithstanding the provisions of Section 3.1 and of the two preceding paragraphs, if the Securities are part of a periodic offering, it shall not be necessary to deliver the Officers' Certificate otherwise required pursuant to Section 3.1 or the Company Order and Opinion of Counsel otherwise required pursuant to the two preceding paragraphs in connection with the authentication of each Security of such series if such documents, with appropriate modifications to cover such future issuances, are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.
With respect to Securities of a series offered in a Periodic Offering, the Trustee may rely, as to the authorization by the Company of any of such Securities, the form and terms thereof and the legality, validity, binding effect and enforceability thereof, upon the Opinion of Counsel and the other documents delivered pursuant to Sections 2.1 and 3.1 and this Section, as applicable, in connection with the first authentication of Securities of such series.
If the Company shall establish pursuant to Section 3.1 that the Securities of a series are to be issued in whole or in part in global form, then the Company shall execute and the Trustee shall, in accordance with this Section and the Company Order with respect to such series, authenticate and deliver one or more Securities in global form that (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of the Outstanding Securities of such series to be represented by such Security or Securities in global form, (ii) shall be registered, if a Registered Security, in the name of the Depositary for such Security or Securities in global form or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instruction and (iv) shall bear the legend contemplated by Section 2.4.
Each Depositary designated pursuant to Section 3.1 for a Registered Security in global form must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Securities Exchange Act of 1934 or any successor thereto (if so required by applicable law or regulation) and any other applicable statute or regulation.  The Trustee shall have no responsibility to determine if the Depositary is so registered.
Each Registered Security shall be dated the date of its authentication and each Bearer Security shall be dated as of the date specified as contemplated by Section 3.1.
No Security or coupon appertaining thereto or Guarantee endorsed thereon shall be entitled to any benefits under this Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of one of the authorized signatories of the Trustee or an Authenticating Agent and no coupon shall be valid until the Security to which it appertains has been so authenticated.  Such signature upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered under this Indenture and is entitled to the benefits of this Indenture.  Except as permitted by Section 3.6 or 3.7, the Trustee shall not authenticate and deliver any Bearer Security unless all appurtenant coupons for interest then matured have been detached and canceled.
Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 3.9 together with a written statement (which need not comply with Section 1.2 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall not be entitled to the benefits of this Indenture.

Section 3.4.          Temporary Securities.  Pending the preparation of definitive Securities of any series, the Company may execute and, upon Company Order, the Trustee shall authenticate and deliver temporary Securities of such series which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor and form, with or without coupons, of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities and coupons, if any.  In the case of Securities of any series, such temporary Securities may be in global form, representing all or a portion of the Outstanding Securities of such series.
Except in the case of temporary Securities in global form, each of which shall be exchanged in accordance with the provisions thereof, if temporary Securities of any series are issued, the Company will cause definitive Securities of such series to be prepared without unreasonable delay.  After preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company pursuant to Section 9.2 in a Place of Payment for such series, without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Securities of any series (accompanied by any unmatured coupons appertaining thereto), the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series of authorized denominations and of like tenor; provided, however, that no definitive Bearer Security shall be delivered in exchange for a temporary Registered Security; and provided further that no definitive Bearer Security shall be delivered in exchange for a temporary Bearer Security unless the Trustee shall have received from the Person entitled to receive the definitive Bearer Security a certificate substantially in the form approved in or pursuant to the Board Resolutions relating thereto and such delivery shall occur only outside the United States.  Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series except as otherwise specified as contemplated by Section 3.1.
Section 3.5.          Registration, Transfer and Exchange.  The Company shall cause to be kept at the Corporate Trust Office of the Trustee or in any office or agency to be maintained by the Company in accordance with Section 9.2 in a Place of Payment a register (the "Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Registered Securities and the registration of transfers of Registered Securities.  The Register shall be in written form or any other form capable of being converted into written form within a reasonable time.  The Trustee is hereby appointed "Registrar" for the purpose of registering Registered Securities and transfers of Registered Securities as herein provided.
Upon surrender for registration of transfer of any Registered Security of any series at the office or agency maintained pursuant to Section 9.2 in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Securities of the same series, of any authorized denominations and of a like aggregate principal amount containing identical terms and provisions.
Bearer Securities or any coupons appertaining thereto shall be transferable by delivery.
At the option of the Holder, Registered Securities of any series may be exchanged for other Registered Securities of the same series, of any authorized denominations and of a like aggregate principal amount containing identical terms and provisions, upon surrender of the Registered Securities to be exchanged at such office or agency.  Whenever any Registered Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Registered Securities which the Holder making the exchange is entitled to receive.  Unless otherwise specified as contemplated by Section 3.1, Bearer Securities may not be issued in exchange for Registered Securities.
Unless otherwise specified as contemplated by Section 3.1, at the option of the Holder, Bearer Securities of such series may be exchanged for Registered Securities (if the Securities of such series are issuable in registered form) or Bearer Securities (if Bearer Securities of such series are issuable in more than one denomination and such exchanges are permitted by such series) of the same series, of any authorized denominations and of like tenor and aggregate principal amount, upon surrender of the Bearer Securities to be exchanged at any such office or agency, with all unmatured coupons and all matured coupons in default thereto appertaining.  If the Holder of a Bearer Security is unable to produce any such unmatured coupon or coupons or matured coupon or coupons in default, such exchange may be effected if the Bearer Securities are accompanied by payment in funds acceptable to the Company and the Trustee in an amount equal to the face amount of such missing coupon or coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless.  If thereafter the Holder of such Security shall surrender to any Paying Agent any such missing coupon in respect of which such a payment shall have been made, such Holder shall be entitled to receive the amount of such payment; provided, however, that, except as otherwise provided in Section 9.2, interest represented by coupons shall be payable only upon presentation and surrender of those coupons at an office or agency located outside the United States.  Notwithstanding the foregoing, in case any Bearer Security of any series is surrendered at any such office or agency in exchange for a Registered Security of the same series after the close of business at such office or agency on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the coupon relating to such Interest Payment Date or proposed date of payment, as the case may be (or, if such coupon is so surrendered with such Bearer Security, such coupon shall be returned to the person so surrendering the Bearer Security), and interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon, when due in accordance with the provisions of this Indenture.
Notwithstanding any other provision of this Section, unless and until it is exchanged in whole or in part for Securities in definitive certificated form, a Security in global form representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.
Unless otherwise specified pursuant to Section 3.1 with respect to the Securities of any series, a Security in global form will be exchangeable for certificated Securities of the same series in definitive form only if (i) the Depositary for the Global Securities of such series notifies the Company that it is unwilling or unable to continue as Depositary for the global Securities of such series or such Depositary ceases to be a clearing agency registered as such under the Securities Exchange Act of 1934, as amended, or any successor thereto if so required by applicable law or regulation and, in either case, a successor Depositary for such Securities shall not have been appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, as the case may be, (ii) the Company, in its sole discretion and subject to the procedures of the Depositary, determines that such Securities in global form shall be exchangeable for certificated Securities and executes and delivers to the Trustee a Company Order to the effect that such global Securities shall be so exchangeable, or (iii) there shall have occurred and be continuing an Event of Default with respect to the Securities of such series, the Company's election pursuant to Section 3.1(b)(24) shall no longer be effective with respect to the Securities of such series and the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of certificated Securities of such series of like tenor and terms, shall authenticate and deliver, without charge, Securities of such series of like tenor and terms in certificated form, in authorized denominations and in an aggregate principal amount equal to the principal amount of the Security or Securities of such series of like tenor and terms in global form in exchange for such Security or Securities in global form.  Upon any such exchange, owners of beneficial interests in such Securities in global form will be entitled to physical delivery of individual Securities in certificated form of like tenor and terms equal in principal amount to such beneficial interests, and to have such Securities in certificated form registered in the names of the beneficial owners.
If specified by the Company pursuant to Section 3.1 with respect to a series of Securities, the Depositary for such series may surrender a Security in global form of such series in exchange in whole or in part for Securities of such series in certificated form on such terms as are acceptable to the Company and such Depositary.  Thereupon, the Company shall execute, and the Trustee shall authenticate and deliver, without service charge, (i) to each Person specified by such Depositary a new certificated Security or Securities of the same series of like tenor and terms, of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person's beneficial interest in the Security in global form; and (ii) to such Depositary a new Security in global form of like tenor and terms in a denomination equal to the difference, if any, between the principal amount of the surrendered Security in global form and the aggregate principal amount of certificated Securities delivered to Holders thereof.

Upon the exchange of a Security in global form for Securities in certificated form, such Security in global form shall be canceled by the Trustee.  Unless expressly provided with respect to the Securities of any series that such Security may be exchanged for Bearer Securities, Securities in certificated form issued in exchange for a Security in global form pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Security in global form, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee.  The Trustee shall deliver such Securities to the Persons in whose names such Securities are so registered.
Whenever any Securities are surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.
All Securities issued upon any registration of transfer or upon any exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.
Every Registered Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company, the Registrar or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company, the Registrar and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing.
No service charge shall be made for any registration of transfer or for any exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.4, 8.6, or 10.7 or upon the Company's repurchase of any Securities in part at the option of the Holder thereof not involving any transfer.
The Company shall not be required (i) to issue, register the transfer of, or exchange any Securities for a period beginning at the opening of business 15 days before any selection for redemption of Securities of like tenor and of the series of which such Security is a part and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all Holders of Securities of like tenor and of such series to be redeemed; (ii) to register the transfer of or exchange any Registered Security so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part; or (iii) to exchange any Bearer Security so selected for redemption, except that such a Bearer Security may be exchanged for a Registered Security of that series and like tenor; provided that such Registered Security shall be simultaneously surrendered for redemption.
Section 3.6.          Replacement Securities.  If a mutilated Security or a Security with a mutilated coupon appertaining to it is surrendered to the Trustee, together with, in proper cases, such security or indemnity as may be required by the Company or the Trustee to save each of them harmless, the Company shall execute and the Trustee shall authenticate and deliver a replacement Registered Security, if such surrendered Security was a Registered Security, or a replacement Bearer Security with coupons corresponding to the coupons appertaining to the surrendered Security, if such surrendered Security was a Bearer Security, of the same series, terms and date of maturity, if the Trustee's requirements are met.
If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security or Security with a destroyed, lost or stolen coupon and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security or coupon has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver in lieu of any such destroyed, lost or stolen Security or in exchange for the Security to which a destroyed, lost or stolen coupon appertains (with all appurtenant coupons not destroyed, lost or stolen), a replacement Registered Security, if such Holder's claim appertains to a Registered Security, or a replacement Bearer Security with coupons corresponding to the coupons appertaining to the destroyed, lost or stolen Bearer Security or the Bearer Security to which such lost, destroyed or stolen coupon appertains, if such Holder's claim appertains to a Bearer Security, of the same series and principal amount, containing identical terms and provisions and bearing a number not contemporaneously outstanding with coupons corresponding to the coupons, if any, appertaining to the destroyed, lost or stolen Security.

In case any such mutilated, destroyed, lost or stolen Security or coupon has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security or coupon, pay such Security or coupon; provided, however, that payment of principal of and any premium or interest on Bearer Securities shall, except as otherwise provided in Section 9.2, be payable only at an office or agency located outside the United States and, unless otherwise specified as contemplated by Section 3.1, any interest on Bearer Securities shall be payable only upon presentation and surrender of the coupons appertaining thereto.
Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
Every new Security of any series with its coupons, if any, issued pursuant to this Section in lieu of any destroyed, lost or stolen Security, or in exchange for a Security to which a destroyed, lost or stolen coupon appertains, shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security and its coupon, if any, or the destroyed, lost or stolen coupon, shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series and their coupons, if any, duly issued hereunder.
The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons.
Section 3.7.          Payment of Interest; Interest Rights Preserved.
(a)     Unless otherwise provided as contemplated by Section 3.1, interest, if any, on any Registered Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest at the office or agency maintained for such purpose pursuant to Section 9.2; provided, however, that at the option of the Company, interest on any series of Registered Securities that bear interest may be paid (i) by check mailed to the address of the Persons entitled thereto as they shall appear on the Register of Holders of Securities of such series or (ii) by transfer to an account maintained by the Persons entitled thereto; provided, that the Paying Agent shall have received the relevant wire transfer information by the related Regular Record Date.
Unless otherwise provided as contemplated by Section 3.1 and except as otherwise provided in Section 9.2, (i) interest, if any, on Bearer Securities shall be paid only against presentation and surrender of the coupons for such interest installments as are evidenced thereby as they mature and (ii) original issue discount, if any, on Bearer Securities shall be paid only against presentation and surrender of such Securities, in either case at the office of a Paying Agent located outside the United States, unless the Company shall have otherwise instructed the Trustee in writing, provided that any such instruction for payment in the United States does not cause any Bearer Security to be treated as a "registration-required obligation" under United States laws and regulations.  The interest, if any, on any temporary Bearer Security shall be paid, as to any installment of interest evidenced by a coupon attached thereto, only upon presentation and surrender of such coupon and, as to other installments of interest, only upon presentation of such Security for notation thereon of the payment of such interest.
(b)     Unless otherwise provided as contemplated by Section 3.1, any interest on Registered Securities of any series which is payable, but is not punctually paid or duly provided for, on any interest payment date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holders on the relevant Regular Record Date by virtue of their having been such Holders, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1)
The Company may elect to make payment of such Defaulted Interest to the Persons in whose names such Registered Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner.  The Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause (1) provided.  Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment.  The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be delivered to each Holder of such Registered Securities, not less than 10 days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names such Registered Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2)
The Company may make payment of such Defaulted Interest to the Persons in whose names such Registered Securities (or their respective Predecessor Securities) are registered at the close of business on a specified date in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Registered Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause (2), such manner of payment shall be deemed practicable by the Trustee.

(c)     Subject to the foregoing provisions of this Section and Section 3.5, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.
Section 3.8.          Persons Deemed Owners.  Prior to due presentment of any Registered Security for registration of transfer, the Company, the Guarantors, the Trustee and any agent of the Company or the Trustee or the Guarantors may treat the Person in whose name such Registered Security is registered as the owner of such Registered Security for the purpose of receiving payment of principal of, premium, if any, and (subject to Section 3.7) interest on such Registered Security and for all other purposes whatsoever, whether or not such Registered Security be overdue, and neither the Company, the Guarantors, the Trustee nor any such agent shall be affected by notice to the contrary.
The Company, the Guarantors, the Trustee and any agent of the Company or the Trustee or the Guarantors may treat the bearer of any Bearer Security and the bearer of any coupon as the absolute owner of such Bearer Security or coupon for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not such Bearer Security or coupon be overdue, and neither the Company, the Guarantors, the Trustee nor any such agent shall be affected by notice to the contrary.
None of the Company, the Guarantors, the Trustee or any agent of the Company or the Trustee or the Guarantors shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Security in global form, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.  Notwithstanding the foregoing, with respect to any Security in global form, nothing herein shall prevent the Company, the Guarantors, or the Trustee, or any agent of the Company or the Trustee or the Guarantors, from giving effect to any written certification, proxy or other authorization furnished by any Depositary (or its nominee), as a Holder, with respect to such Security in global form or impair, as between such Depositary and owners of beneficial interests in such Security in global form, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as Holder of such Security in global form.
Section 3.9.          Cancellation.  The Company at any time may deliver Securities and coupons to the Trustee for cancellation.  The Registrar and any Paying Agent shall forward to the Trustee any Securities and coupons surrendered to them for replacement, for registration of transfer, or for exchange or payment.  The Trustee shall cancel all Securities and coupons surrendered for replacement, for registration of transfer, or for exchange, payment or cancellation and shall dispose of such canceled Securities in its customary manner.  The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation.

Section 3.10.          Computation of Interest.  Except as otherwise specified as contemplated by Section 3.1, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.
Section 3.11.          CUSIP Numbers.  The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, in such case, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Company shall promptly advise the Trustee of any change in the CUSIP Numbers.
Section 3.12.           Currency of Payment in Respect of Securities.  Unless otherwise specified with respect to any Securities pursuant to Section 3.1, payment of the principal of, premium, if any, and interest, if any, on any Registered or Bearer Security of such series will be made in Dollars.
ARTICLE 4
SATISFACTION, DISCHARGE AND DEFEASANCE
Section 4.1.         Termination of Company's Obligations Under the Indenture.  This Indenture shall upon a Company Request cease to be of further effect with respect to Securities of any series and any coupons appertaining thereto (except as specified below) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to such Securities and any coupons appertaining thereto when
(1)	either
(A)
all such Securities previously authenticated and delivered and all coupons appertaining thereto (other than (i) such coupons appertaining to Bearer Securities surrendered in exchange for Registered Securities and maturing after such exchange, surrender of which is not required or has been waived as provided in Section 3.5, (ii) such Securities and coupons which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.6, (iii) such coupons appertaining to Bearer Securities called for redemption and maturing after the relevant Redemption Date, surrender of which has been waived as provided in Section 10.6 and (iv) such Securities and coupons for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 9.3) have been delivered to the Trustee for cancellation; or

(B)
all such Securities of such series and, in the case of (i) or (ii) below, any coupons appertaining thereto not theretofore delivered to the Trustee for cancellation (i) have become due and payable, or (ii) will become due and payable at their Stated Maturity within one year, or (iii) if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose (x) an amount in the currency in which the Securities of such series are payable, or (y) if Securities of such series are not (or are no longer) subject to repayment or repurchase at the option of Holders, Government Obligations applicable to such Securities and any coupons appertaining thereto (determined on the basis of the currency in which such Securities and coupons, if any, are then specified as payable at Stated Maturity or the applicable Redemption Date, as the case may be) which through the payment of interest and principal in respect thereof in accordance with their terms will provide (without consideration of any reinvestment of such principal and interest), not later than one day before the due date of any payment referred to above, money in an amount or (z) a combination thereof, in an amount sufficient to pay and discharge the entire indebtedness on such Securities and such coupons not theretofore delivered to the Trustee for cancellation, in respect of principal, premium, if any, and interest, to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2)	the Company has paid or caused to be paid all other sums payable hereunder by the Company; and
(3)
the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to such series have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture with respect to the Securities of any series, the obligation of the Company to the Trustee and any predecessor Trustee under Section 6.9, the obligations of the Company to any Authenticating Agent under Section 6.14 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Company and the Trustee with respect to the Securities of such series under Sections 3.4, 3.5, 3.6, 4.2, 9.2 and 9.3 and with respect to the payment of Additional Amounts, if any, with respect to such Securities as contemplated by Section 3.1(b)(18) shall survive such satisfaction and discharge.
Section 4.2.          Application of Trust Funds.  Subject to the provisions of the last paragraph of Section 9.3, all money and Government Obligations (and the proceeds thereof) deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by it, in accordance with the provisions of the Securities, the coupons and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto as specifically provided herein, of the principal, premium, if any, and interest for whose payment such money has been deposited with or received by the Trustee, but such money need not be segregated from other funds except to the extent required by law.
Section 4.3.          Applicability of Defeasance Provisions; Company's Option to Effect Defeasance or Covenant Defeasance.  Unless pursuant to Section 3.1 either or both of (i) defeasance of the Securities of or within a series under Section 4.4 or (ii) covenant defeasance of the Securities of or within a series under Section 4.5 shall not be applicable with respect to the Securities of any series, then the provisions of such Section or Sections, as the case may be, together with the provisions of Sections 4.6 through 4.10 inclusive, with such modifications thereto as may be specified pursuant to Section 3.1 with respect to such Securities, shall be applicable to such Securities and any coupons appertaining thereto, and the Company may at its option by Board Resolution, at any time, with respect to such Securities and any coupons appertaining thereto, elect to have Section 4.4 or Section 4.5 (unless such Section 4.4 or Section 4.5, as the case may be, shall not be applicable to the Securities of such series) be applied to such Outstanding Securities and any coupons appertaining thereto upon compliance with the conditions set forth below in this Article.  Unless otherwise specified pursuant to Section 3.1, the Company's right, if any, to effect defeasance pursuant to Section 4.4 or covenant defeasance pursuant to Section 4.5 may only be exercised with respect to all of the Outstanding Securities of a series and any coupons appertaining thereto.
Section 4.4.          Defeasance.  Upon the Company's exercise of the option specified in Section 4.3 applicable to this Section with respect to the Securities of a series, the Company shall be deemed to have been discharged from its obligations with respect to such Securities and any coupons appertaining thereto (except as specified below) on the date the conditions set forth in Section 4.6 are satisfied (hereinafter "defeasance").  For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Securities and any coupons appertaining thereto which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 4.7 and the other Sections of this Indenture referred to in clause (ii) of this Section, and to have satisfied all its other obligations under such Securities and any coupons appertaining thereto and this Indenture insofar as such Securities and any coupons appertaining thereto are concerned (and the Trustee, at the expense of the Company, shall on Company Order execute proper instruments acknowledging the same), except the following which shall survive until otherwise terminated or discharged hereunder:  (i) the rights of Holders of such Securities and any coupons appertaining thereto to receive, solely from the trust funds described in Section 4.6(a) and as more fully set forth in such Section and in Section 4.7, payments in respect of the principal of premium, if any, and interest, if any, on such Securities and any coupons appertaining thereto when such payments are due; (ii) the Company's obligations with respect to such Securities under Sections 3.4, 3.5, 3.6, 9.2 and 9.3 and with respect to the payment of Additional Amounts, if any, payable with respect to such Securities as specified pursuant to Section 3.1(b)(18); (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) this Article 4.  Subject to compliance with this Article 4, the Company may exercise its option under this Section notwithstanding the prior exercise of its option under Section 4.5 with respect to such Securities and any coupons appertaining thereto.  Following a defeasance, payment of such Securities may not be accelerated because of an Event of Default.
Section 4.5.          Covenant Defeasance.  Upon the Company's exercise of the option specified in Section 4.3 applicable to this Section with respect to any Securities of a series, the Company shall be released from its obligations under Sections 7.1, 9.4 (other than the Company's obligation to maintain its corporate existence), 9.5, 9.6, 9.7, 9.8, 9.9 and 9.10 and, if specified pursuant to Section 3.1, its obligations under any other covenant, with respect to such Securities and any coupons appertaining thereto on and after the date the conditions set forth in Section 4.6 are satisfied (hereinafter, "covenant defeasance"), and such Securities and any coupons appertaining thereto shall thereafter be deemed to be not "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with Sections 7.1, 9.4 (other than the Company's obligation to maintain its corporate existence), 9.5, 9.6, 9.7, 9.8, 9.9 and 9.10 and any such other covenant, but shall continue to be deemed "Outstanding" for all other purposes hereunder.  For this purpose, such covenant defeasance means that, with respect to such Securities and any coupons appertaining thereto, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or such other covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or such other covenant or by reason of reference in any such Section or such other covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.1(3) or 5.1(8) or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture and such Securities and any coupons appertaining thereto shall be unaffected thereby.
Section 4.6.          Conditions to Defeasance or Covenant Defeasance.  The following shall be the conditions to application of Section 4.4 or Section 4.5 to any Securities of or within a series and any coupons appertaining thereto:
(a)     The Company shall have irrevocably deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.12 who shall agree in writing to comply with, and shall be entitled to the benefits of, the provisions of Sections 4.3 through 4.10 inclusive and the last paragraph of Section 9.3 applicable to the Trustee, for purposes of such Sections also a "Trustee") as trust funds in trust for the purpose of making the payments referred to in clauses (x) and (y) of this Section 4.6(a), specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities and any coupons appertaining thereto, with instructions to the Trustee as to the application thereof, (A) money in an amount (in such currency in which such Securities and any coupons appertaining thereto are then specified as payable at Stated Maturity or, if such defeasance or covenant defeasance is to be effected in compliance with Section 4.6(g) below, on the relevant Redemption Date, as the case may be), or (B) if Securities of such series are not subject to repayment or repurchase at the option of Holders, Government Obligations applicable to such Securities and any coupons appertaining thereto (determined on the basis of the currency in which such Securities and coupons, if any, are then specified as payable at Stated Maturity or the applicable Redemption Date, as the case may be) which through the payment of interest and principal in respect thereof in accordance with their terms will provide (without consideration of any reinvestment of such principal and interest), not later than one day before the due date of any payment referred to in clause (x) or (y) of this Section 4.6(a), money in an amount or (C) a combination thereof in an amount, sufficient, in the opinion of any firm of independent public accountants, expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, (x) the principal of, and premium, if any, and interest, if any, on such Securities and any coupons appertaining thereto to the Stated Maturity of such principal or installment of principal or interest or to the applicable Redemption Date, as the case may be, and (y) any mandatory sinking fund payments applicable to such Securities on the day on which such payments are due and payable in accordance with the terms of this Indenture and such Securities and any coupons appertaining thereto.
(b)     Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Company is a party or by which it is bound.

(c)     In the case of an election under Section 4.4, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of such Securities and any coupons appertaining thereto will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.
(d)     In the case of an election under Section 4.5, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Securities and any coupons appertaining thereto will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.
(e)     The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance under Section 4.4 or the covenant defeasance under Section 4.5 (as the case may be) have been complied with.
(f)     No Event of Default or Default with respect to such Securities or any coupons appertaining thereto shall have occurred and be continuing on the date of such deposit, or, insofar as Defaults in Events of Default under Sections 5.1(5) and 5.1(6) are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).
(g)     If the monies or Government Obligations or combination thereof, as the case may be, deposited under Section 4.6(a) above are sufficient to pay the principal of, and premium, if any, and interest, if any, on such Securities and coupons, if any, appertaining thereto provided such Securities are redeemed on a particular Redemption Date, the Company shall have given the Trustee irrevocable instructions to redeem such Securities on such date and to provide notice of such redemption to Holders as provided in or pursuant to this Indenture.
(h)     Such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations which may be imposed on the Company in connection therewith as contemplated by Section 3.1.
Section 4.7.          Deposited Money and Government Obligations to Be Held in Trust.  Subject to the provisions of the last paragraph of Section 9.3, all money and Government Obligations (or other property as may be provided pursuant to Section 3.1) (including the proceeds thereof) deposited with the Trustee pursuant to Section 4.6 in respect of any Securities of any series and any coupons appertaining thereto shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and any coupons appertaining thereto and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities and any coupons appertaining thereto of all sums due and to become due thereon in respect of principal, premium, if any, and interest, if any, but such money need not be segregated from other funds except to the extent required by law.
Unless otherwise specified in or pursuant to this Indenture or any Securities, if, after a deposit referred to in Section 4.6(a) has been made, (a) the Holder of a Security in respect of which such deposit was made is entitled to, and does, elect pursuant to Section 3.1 or the terms of such Security to receive payment in a currency other than that in which the deposit pursuant to Section 4.6(a) has been made in respect of such Security, or (b) a Conversion Event occurs in respect of the Foreign Currency in which the deposit pursuant to Section 4.6(a) has been made, the indebtedness represented by such Security and any coupons appertaining thereto shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of and premium, if any, and interest, if any, on such Security as the same becomes due out of the proceeds yielded by converting (from time to time as specified below in the case of any such election) the monies or Government Obligations (or other property and any proceeds therefrom) deposited in respect of such Security into the currency in which such Security becomes payable as a result of such election or Conversion Event based on (x) in the case of payments made pursuant to clause (a) above, the applicable market exchange rate for such Foreign Currency in effect on the second Business Day prior to each payment date, or (y) with respect to a Conversion Event, the applicable market exchange rate for such Foreign Currency in effect (as nearly as feasible) at the time of the Conversion Event.

Section 4.8.          Repayment to Company.  Anything in this Article 4 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Government Obligations (or other property and any proceeds therefrom) held by it as provided in Section 4.6(a) with respect to the Securities of any series which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect a defeasance or covenant defeasance, as applicable, of such Securities in accordance with Section 4.6.
Section 4.9.          Indemnity for Government Obligations.  The Company shall pay, and shall indemnify the Trustee against, any tax, fee or other charge imposed on or assessed against Government Obligations deposited pursuant to this Article or the principal and interest received on such Government Obligations.
Section 4.10.          Reinstatement.  If the Trustee or any Paying Agent is unable to apply any monies or Government Obligations (or other property or any proceeds therefrom) deposited pursuant to Section 4.6(a) in accordance with this Indenture or the Securities of the applicable series by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities of such series shall be revived and reinstated as though no deposit had occurred pursuant to Section 4.6(a) until such time as the Trustee or a Paying Agent is permitted to apply such monies or Government Obligations (or other property or any proceeds therefrom) in accordance with this Indenture and the Securities of such series; provided, however, that if the Company makes any payment of principal of, premium, if any, or interest on any Security of such series following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the cash and Government Obligations(or other property or any proceeds therefrom) held by the Trustee or Paying Agent.
Section 4.11.           Qualifying Trustee.  Any trustee appointed pursuant to Section 4.6 for the purpose of holding trust funds deposited pursuant to that Section shall be appointed under an agreement in form acceptable to the Trustee and shall provide to the Trustee a certificate of such trustee, upon which certificate the Trustee shall be entitled to conclusively rely, that all conditions precedent provided for herein to the related defeasance or covenant defeasance have been complied with.  In no event shall the Trustee be liable for any acts or omissions of said trustee.
ARTICLE 5
DEFAULTS AND REMEDIES
Section 5.1.         Events of Default.  "Event of Default", wherever used herein with respect to Securities of any series, means any of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) unless such event is specifically deleted or modified in or pursuant to the supplemental indenture, Board Resolution or Officers' Certificate establishing the terms of such series pursuant to Section 3.1 of this Indenture:
(1)
default in the payment of any interest on any Security of that series or any coupon appertaining thereto, or any Additional Amounts payable with respect to any Security of that series, when the same becomes due and payable and continuance of such default for a period of 30 days; or

(2)
default in the payment of any principal of or premium, if any, on any Security of that series when the same becomes due and payable at its Maturity (whether at Stated Maturity, upon redemption, repurchase at the option of the Holder or otherwise), or default in the making of any mandatory sinking fund payment in respect of any Securities of that series when and as due by the terms of the Securities of that series; or

(3)
default in the performance, or breach, of any covenant or warranty of the Company in this Indenture or any Security of such series (other than a covenant or warranty for which the consequences of breach or nonperformance are addressed elsewhere in this Section 5.1 or a covenant or warranty which has expressly been included in this Indenture, whether or not by means of a supplemental indenture, solely for the benefit of Securities of a series other than such series), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of such series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

(4)
default in the payment by the Company, when due (after the expiration of any applicable grace period), of an aggregate principal amount of Debt in respect of borrowed money (other than Securities of such series) exceeding $300,000,000 or default which results in such Debt (other than Securities of such series) in an aggregate principal amount exceeding $300,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, in each case without such acceleration having been rescinded or annulled, or such Debt having been paid in full, or there having been deposited into trust a sum of money sufficient to pay in full such Debt, within 15 days after receipt of written notice of such default or breach (which notice shall state that such notice is a "Notice of Default" under this Indenture) by the Company given (by registered or certified mail) by the Trustee or by the Company and the Trustee given (in each case by registered or certified mail) by Holders of at least 25% in aggregate principal amount of the Outstanding Securities of such series; or

(5)
the Company pursuant to or within the meaning of any Bankruptcy Law (A) commences a voluntary case or proceeding, (B) consents to the entry of an order for relief against it in an involuntary case or proceeding or to the commencement of any bankruptcy or insolvency case or proceeding against it, (C) consents to the appointment of a Custodian of it or for all or substantially all of its property; or (D) makes a general assignment for the benefit of its creditors; or

(6)
a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company in an involuntary case, (B) appoints a Custodian of the Company or for all or substantially all of its property, (C) orders the winding up or liquidation of the Company, (D) adjudges the Company a bankrupt or insolvent or (E) approves as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect to the Company; and any such order or decree described in this clause (6) remains unstayed and in effect for 60 days; or

(7)
except as permitted by this Indenture, any Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Guarantee; or

(8)	any other Event of Default provided as contemplated by Section 3.1 with respect to Securities of that series.
The term "Bankruptcy Law" means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.  The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.
Section 5.2.          Acceleration; Rescission and Annulment.  If an Event of Default with respect to the Securities of any series at the time Outstanding occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of all of the Outstanding Securities of such series, by written notice to the Company (and, if given by the Holders, to the Trustee), may declare the principal of (or, if the Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all the Securities of that series to be due and payable and upon any such declaration such principal (or, in the case of Original Issue Discount Securities or Indexed Securities, such specified amount) and interest, if any, shall be immediately due and payable.

At any time after such a declaration of acceleration with respect to Securities of any series has been made, the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series, by written notice to the Trustee, may rescind and annul such declaration and its consequences if:
(1)
the Company has paid or deposited with the Trustee a sum of money sufficient to pay (i) all overdue installments of interest on any Securities of such series and any coupons appertaining thereto which have become due otherwise than by such declaration of acceleration and any Additional Amounts with respect thereto, (ii) the principal of and any premium on any Securities of such series which have become due otherwise than by such declaration of acceleration and any Additional Amounts with respect thereto and, to the extent permitted by applicable law, interest thereon at the rate or rates borne by or provided for in such Securities, (iii) to the extent permitted by applicable law, interest upon installments of interest, if any, which have become due otherwise than by such declaration of acceleration and any Additional Amounts with respect thereto at the rate or rates borne by or provided for in such Securities, and (iv) all sums paid or advanced by the Trustee hereunder and the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due the Trustee under Section 6.9; and

(2)
all Events of Default with respect to Securities of such series, other than the non-payment of the principal of, and interest on, and any Additional Amounts with respect to, Securities of such series which shall have become due solely by such declaration of acceleration, shall have been cured or waived as provided in Section 5.7.

No such rescission shall affect any subsequent default or impair any right consequent thereon.
Section 5.3.          Collection of Indebtedness and Suits for Enforcement by Trustee.  The Company covenants that if
(1)
default is made in the payment of any interest on any Security or coupon, if any, or any Additional Amounts with respect to any Security when the same becomes due and payable and such default continues for a period of 30 days; or

(2)	default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof;
the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities or coupons, if any, the whole amount then due and payable on such Securities for principal, premium, if any, interest and Additional Amounts, if any, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal, premium, if any, interest and Additional Amounts, if any, at the rate or rates borne by or prescribed therefor in such Securities or coupons, if any, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
If the Company fails to pay the money it is required to pay the Trustee pursuant to the preceding paragraph forthwith upon the demand of the Trustee, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the money so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Securities and any coupons appertaining thereto and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities and any coupons appertaining thereto, wherever situated.
If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem necessary to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to secure any other proper remedy.

Section 5.4.          Trustee May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any overdue principal, premium, interest or Additional Amounts) shall be entitled and empowered, by intervention in such proceeding or otherwise,  (a) to file and prove a claim for the whole amount, or such lesser amount as may be provided for in the Securities of such series, of the principal and any premium, interest and Additional Amounts owing and unpaid in respect of such Securities and any coupons appertaining thereto and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents or counsel) and of the Holders of Securities or any coupons allowed in such judicial proceeding, and
(a)     to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any Custodian in any such judicial proceeding is hereby authorized by each Holder of Securities or any coupons to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Securities or any coupons, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 6.9.
Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security or any coupon any plan of reorganization, arrangement, adjustment or composition affecting the Securities or coupons or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a Security or any coupon in any such proceeding.
Section 5.5.           Trustee May Enforce Claims Without Possession of Securities or Coupons.  All rights of action and claims under this Indenture or any of the Securities or coupons may be prosecuted and enforced by the Trustee without the possession of any of the Securities or coupons or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery or judgment, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, shall be for the ratable benefit of each and every Holder of a Security or coupon in respect of which such judgment has been recovered.
Section 5.6.         Delay or Omission Not Waiver.  No delay or omission by the Trustee or any Holder of any Securities to exercise any right or remedy accruing upon an Event of Default shall, to the extent permitted by applicable law, impair any such right or remedy or constitute a waiver of or acquiescence in any such Event of Default.  Every right and remedy given by this Article 5 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Securities or coupons, as the case may be.
Section 5.7.           Waiver of Past Defaults.  The Holders of a majority in aggregate principal amount of the Outstanding Securities of any series by written notice to the Trustee may waive on behalf of the Holders of all Securities of such series any past Default or Event of Default with respect to that series and its consequences except (i) a Default or Event of Default in the payment of the principal of, or premium, if any, or interest on, or Additional Amounts, if any, with respect to, any Security of such series or any coupon appertaining thereto or (ii) in respect of a covenant or provision hereof which pursuant to Section 8.2 cannot be amended or modified without the consent of the Holder of each Outstanding Security of such series affected.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture.
Section 5.8.         Control by Majority.  The Holders of a majority in aggregate principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it with respect to Securities of that series; provided, however, that (i) the Trustee may refuse to follow any direction that conflicts with law or this Indenture, (ii)

the Trustee may refuse to follow any direction that is unduly prejudicial to the rights of the Holders of Securities of such series not consenting or that would in the good faith judgment of the Trustee have a substantial likelihood of involving the Trustee in personal liability and (iii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
Section 5.9.               Limitation on Suits by Holders.  No Holder of any Security of any series or any coupons appertaining thereto shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:
(1)	the Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of such series;
(2)
the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series have made a written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3)	such Holder or Holders have offered to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense to be, or which may be, incurred by the Trustee in pursuing the remedy;
(4)	the Trustee for 60 days after its receipt of such notice, request and the offer of indemnity has failed to institute any such proceedings; and
(5)
during such 60 day period, the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series have not given to the Trustee a direction inconsistent with such written request.

No one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.
Section 5.10.           Rights of Holders to Receive Payment.  Notwithstanding any other provision of this Indenture, the Holder of any Security or coupon shall have the right, which is absolute and unconditional, to receive payment of the principal of, and premium, if any, and, subject to Sections 3.5 and 3.7, interest on, and Additional Amounts, if any, with respect to, such Security and such coupon on the respective due dates expressed in such Security or coupon (or, in case of redemption, on the Redemption Date or, in the case of repurchase by the Company at the option of such Holder, on any date such repurchase is due to be made), and to institute suit for the enforcement of any such payment, and such right shall not be impaired or affected without the consent of such Holder.
Section 5.11.         Application of Money Collected.  If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
FIRST:  to the Trustee for amounts due under Section 6.9;
SECOND:  to Holders of Securities and coupons in respect of which or for the benefit of which such money has been collected for amounts due and unpaid on such Securities for principal, premium, if any, interest and Additional Amounts, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium, if any, interest and Additional Amounts, if any, respectively; and
THIRD:  to the Company.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 5.11.  At least 15 days before such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and the amount to be paid.
Section 5.12.          Restoration of Rights and Remedies.  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
Section 5.13.          Rights and Remedies Cumulative.  To the extent permitted by applicable law and except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.6, no right or remedy herein conferred upon or reserved to the Trustee or the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
Section 5.14.          Waiver of Stay or Extension Laws.  The Company covenants that (to the extent that it may lawfully do so) it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this indenture; and the Company expressly waives (to the extent that it may lawfully do so) all benefit or advantage of any such law and covenants (to the extent it may lawfully do so) that it will not hinder, delay or impede the execution of any power herein granted to the trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
Section 5.15.          Undertaking for Costs.  All parties to this indenture agree, and each holder of any security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this indenture, or in any suit against the trustee for any action taken or omitted by it as trustee, the filing by any party litigant in such suit of any undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.15 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of Outstanding Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, or premium, if any, or interest, if any, on or Additional Amounts, if any, with respect to any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date, or, in the case of repurchase by the Company at the option of the holder, on or after the date for repurchase).
ARTICLE 6
THE TRUSTEE
Section 6.1.          Certain Duties and Responsibilities of the Trustee.
(a)     Except during the continuance of an Event of Default, the Trustee's duties and responsibilities under this Indenture shall be governed by Section 315(a) of the Trust Indenture Act and no implied duties shall be inferred against the Trustee; provided, that notwithstanding Section 315(a)(2) of the Trust Indenture Act, the Trustee need not confirm or investigate the accuracy of any mathematical calculations or other facts, statements, opinions or conclusions stated in the certificates or opinions referred to therein.
(b)     In case an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture, and shall use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

Section 6.2.          Rights of Trustee.  Subject to the provisions of the Trust Indenture Act:
(a)     The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper party or parties.  The Trustee need not investigate any fact or matter stated in the document but the Trustee may, in its discretion, make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry.
(b)     Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order (other than delivery of any Security, together with any coupons appertaining thereto, to the Trustee for authentication and delivery pursuant to Section 3.3, which shall be sufficiently evidenced as provided therein) and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.
(c)     Before the Trustee acts or refrains from acting, it may consult with counsel of its own selection (who may be in-house counsel) or require an Officers' Certificate.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on a Board Resolution, the advice of counsel, who may be an attorney for the Company, an Officers' Certificate or an Opinion of Counsel.
(d)     The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.
(e)     The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.
(f)     The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of its rights or powers.
(g)     The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.
(h)     The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith and without negligence in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of any series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.
(i)     The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities of any series pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
(j)     The Trustee's rights to immunities and protection from liability hereunder and its rights to payment of its fees, indemnities and expenses shall survive termination of this Agreement and its resignation or removal.
(k)     The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.
(l)     In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(m)     The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.
Section 6.3.          Trustee May Hold Securities.  The Trustee, any Paying Agent, any Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and coupons and, subject to Sections 310(b) and 311 of the Trust Indenture Act, with which the Trustee shall comply, may otherwise deal with the Company and an Affiliate or Subsidiary of the Company with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.
Section 6.4.          Money Held in Trust.  Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed upon in writing with the Company.
Section 6.5.          Trustee's Disclaimer.  The recitals contained herein and in the Securities, except the Trustee's certificate of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representation as to the validity, adequacy or priority of this Indenture or the Securities or any coupon.  The Trustee shall not be accountable for the Company's use of the proceeds from the Securities or for monies paid over to the Company pursuant to the Indenture.
Section 6.6.          Notice of Defaults.  If a Default occurs and is continuing with respect to the Securities of any series and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall, within 90 days after it occurs, transmit by mail, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, notice of all Defaults known to it unless such Default shall have been cured or waived; provided, however, that in the case of a Default with respect to the Securities of any series (other than a Default in payment on Securities of such series), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding such notice is in the interests of Holders of Securities of that series; and provided, further, that in the case of any Default of the character specified in Section 5.1(3) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof.
The Trustee shall not be deemed to have notice of a Default or an Event of Default unless (i) the Trustee has received written notice thereof from the Company or any Holder, which notice references this Indenture and the Securities or (ii) a Responsible Officer of the Trustee shall have actual knowledge thereof as evidenced in writing.  Except as otherwise expressly provided herein, the Trustee shall not be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein, or of any of the documents executed in connection with the Securities, or as to the existence of a Default or an Event of Default thereunder.
Section 6.7.          Reports by Trustee to Holders.  Within 60 days after each May 15 of each year commencing with the first May 15 after the first issuance of Securities pursuant to this Indenture, the Trustee shall transmit by mail to all Holders of Securities as provided in Section 313(c) of the Trust Indenture Act a brief report dated as of such May 15 if required by and in compliance with Section 313(a) of the Trust Indenture Act.  The Trustee shall also comply with Sections 313(b) and (d) of the Trust Indenture Act.  A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission and with the Company.  The Company will notify the Trustee, in writing, when any Securities are listed on any stock exchange or delisted therefrom.
Section 6.8.          Securityholder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of Securities of each series.  If the Trustee is not the Registrar, the Company shall furnish to the Trustee semiannually on or before the last day of June and December in each year, and at such other times as the Trustee may request in writing, a list, in such form and as of such date as the Trustee may reasonably require, containing all the information in the possession or control of the Registrar, the Company or any of its Paying Agents other than the Trustee as to the names and addresses of Holders of Securities of each such series.  If there are Bearer Securities of any series outstanding, even if the Trustee is the Registrar, the Company shall furnish to the Trustee such a list containing such information with respect to Holders of such Bearer Securities only.  Holders of Securities may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Holders with respect to their rights under this Indenture or the Securities.  The Company, the Trustee and all other Persons shall have the protection of Section 312(c) of the Trust Indenture Act.

Section 6.9.          Compensation and Indemnity.
(a)    The Company shall pay to the Trustee such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder.  The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee upon request for all out-of-pocket expenses incurred by it in connection with the performance of its duties under this Indenture, except any such expense as shall be determined to have been caused by its own negligence or willful misconduct.  Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel.
(b)     The Company shall fully indemnify the Trustee for, and hold it harmless against, any and all loss or liability, damage, claim or expense including taxes (other than taxes based upon or determined or measured by the income of the Trustee) incurred by it arising out of or in connection with its acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.  The Trustee shall notify the Company promptly of any claim of which it has received written notice and for which it may seek indemnity.  The Company shall defend the claim and the Trustee shall cooperate in the defense.  The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel.  The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.
(c)     The Company need not reimburse any expense or indemnify against any loss or liability determined by a court of competent jurisdiction to have been caused by the Trustee through its own negligence or willful misconduct.
(d)     To secure the payment obligations of the Company pursuant to this Section, the Trustee shall have a lien prior to the Securities of any series on all money or property held or collected by the Trustee, in its capacity as Trustee, except that held in trust to pay principal, premium, if any, and interest on and Additional Amounts, if any, with respect to particular Securities.
When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.1(5) or Section 5.1(6), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.
The provisions of this Section shall survive the termination of this Indenture and the resignation or removal of the Trustee.  All indemnifications and releases from liability granted in this Article 6 to the Trustee shall extend to its directors, officers, employees and agents and to the Trustee and to each Paying Agent and Registrar.  Whether or not expressly provided for herein, every provision of this Indenture relating to the conduct or affecting the liability of the Trustee shall be subject to the provisions of this Article 6.
Section 6.10.          Replacement of Trustee.
(a)     The resignation or removal of the Trustee and the appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in Section 6.11.
(b)     The Trustee may resign at any time with respect to the Securities of any series by giving written notice thereof to the Company.  If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(c)     The Holders of a majority in aggregate principal amount of the Outstanding Securities of any series may remove the Trustee with respect to that series by so notifying the Trustee and the Company and may appoint a successor Trustee for such series with the Company's consent.
If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.
(d)     If at any time:
(1)
the Trustee fails to comply with Section 310(b) of the Trust Indenture Act after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months;

(2)
the Trustee shall cease to be eligible under Section 310(a) of the Trust Indenture Act and shall fail to resign after written request therefor by the Company or by any Holder of a Security who has been a bona fide Holder of a Security for at least six months; or

(3)
the Trustee becomes incapable of acting, is adjudged a bankrupt or an insolvent or a receiver or public officer takes charge of the Trustee or its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by or pursuant to a Board Resolution may remove the Trustee with respect to all Securities, or (ii) subject to Section 315(e) of the Trust Indenture Act, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

(e)     if the Trustee resigns, is removed or becomes incapable of acting, or if a vacancy exists in the office of Trustee for any reason, with respect to Securities of one or more series, the Company, by or pursuant to Board Resolution, shall promptly appoint a successor Trustee with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 6.11.  If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company.  If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 6.11, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.
Section 6.11.          Acceptance of Appointment by Successor.
(a)     In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment.  Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee, without further act, deed or conveyance, shall become vested with all the rights, powers and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b)     In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and such successor Trustee shall execute and deliver an indenture supplemental hereto wherein such successor Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, such successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (ii) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee.  Upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.
(c)     Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.
(d)     No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under the Trust Indenture Act.
(e)     The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series in the manner provided for notices to the Holders of Securities in Section 1.6.  Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust office.
Section 6.12.          Eligibility; Disqualification.  There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under Section 310(a) (1) of the Trust Indenture Act and shall have a combined capital and surplus of at least $50,000,000 (or, in the case of a Trustee which is a subsidiary of a bank holding company, which Trustee shall have a combined capital and surplus of at least $10,000,000 and whose ultimate parent bank holding company shall have a combined capital and surplus of at least $50,000,000).  If such corporation (or ultimate parent bank holding company, as the case may be) publishes reports of condition at least annually, pursuant to law or the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation (or ultimate parent bank holding company, as the case may be) shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Article.  Neither the Company nor any Person directly or indirectly controlling, controlled by or under common control with the Company shall serve as Trustee for the Securities of any series.  If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.  To the extent permitted by such Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one series or by virtue of being trustee under the Indentures dated as of March 5, 2013 and December 10, 2015, among the Company, the subsidiaries of the Company named therein and [], as trustee.
Section 6.13.          Merger, Conversion, Consolidation or Succession to Business.  Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.  In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.
Section 6.14.          Appointment of Authenticating Agent.  The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue, exchange, registration of transfer or partial redemption thereof, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder.  Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, a copy of which instrument shall be promptly furnished to the Company.  Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.  Each Authenticating Agent shall be acceptable to the Company and, except as may otherwise be provided pursuant to Section 3.1, shall at all times be a bank or trust company or corporation organized and doing business and in good standing under the laws of the United States of America or of any state or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authorities.  If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  In case at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.
Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or further act on the part of the Trustee or the Authenticating Agent.
An Authenticating Agent for any series of Securities may at any time resign by giving written notice of resignation to the Trustee for such series and to the Company.  The Trustee for any series of Securities may at any time terminate the agency of an Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company.  Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee for such series may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating Agent will serve in the manner set forth in Section 1.6.  Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent herein.  No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.
The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation including reimbursement of its reasonable expenses for its services under this Section.
If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to or in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication substantially in the following form:
This is one of the Securities of the series described in the within-mentioned Indenture.

[Name of Trustee], as Trustee By ______________________________ as Authenticating Agent By ______________________________ Authorized Signatory Dated:

ARTICLE 7
CONSOLIDATION, MERGER OR SALE BY THE COMPANY
Section 7.1.          Consolidation, Merger or Sale of Assets Permitted.  The Company shall not, in any transaction or series of related transactions, consolidate or merge with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to, any Person unless:
(1)
the Person formed by or surviving any such consolidation or merger (if other than the Company), or which acquires, by sale, assignment, conveyance, transfer, lease or other disposition, all or substantially all of such assets, is a corporation, limited partnership, limited liability company or similar entity organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia; provided that if such entity is not a corporation, a co-obligor of the Securities is a corporation organized or existing under any such laws;

(2)
the Person formed by or surviving any such consolidation or merger (if other than the Company), or which acquires, by sale, assignment, conveyance, transfer, lease or other disposition, all or substantially all of such assets, expressly assumes by supplemental indenture the due and punctual payment of all amounts due in respect of the principal of and premium, if any, and interest on the Securities and the performance of all the obligations of the Company under the Securities and this Indenture; and

(3)	immediately after giving effect to the transaction no Default or Event of Default shall have occurred and be continuing.
The Company shall deliver to the Trustee prior to the proposed transaction an Officers' Certificate and an Opinion of Counsel each stating that the proposed transaction and any such supplemental indenture comply with this Indenture and that all conditions precedent to the consummation of the transaction under this Indenture have been met.
Section 7.2.          Successor Person Substituted for Company.  Upon any consolidation by the Company with or merger of the Company into any other Person or any sale, conveyance, assignment, transfer, lease or other disposition of all or substantially all of the assets of the Company to any Person in accordance with Section 7.1, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, conveyance, assignment, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be released from all obligations and covenants under this Indenture, the Securities and the coupons.

ARTICLE 8
SUPPLEMENTAL INDENTURES
Section 8.1.          Supplemental Indentures Without Consent of Holders.  Without the consent of any Holders, the Company, when authorized by or pursuant to a Board Resolution, the Guarantors and the Trustee, at any time and from time to time, may enter into indentures supplemental hereto, in form reasonably satisfactory to the Trustee, for any of the following purposes:
(1)	to evidence the succession of another Person to the Company or any Guarantor and the assumption by any such successor of the covenants of the Company or such Guarantor herein and in the Securities; or
(2)
to add to the covenants of the Company or the Guarantors for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power conferred upon the Company or the Guarantors in this Indenture or in the Securities; or

(3)	to add any additional Events of Default with respect to all or any series of Securities; or
(4)
to add to or change any of the provisions of this Indenture to such extent as shall be necessary to facilitate the issuance of Bearer Securities (including, without limitation, to provide that Bearer Securities may be registrable as to principal only) or to facilitate the issuance of Securities in global form; or

(5)
to amend or supplement any provision contained herein or in any supplemental indenture (which amendment or supplement may apply to one or more series of Securities or to one or more Securities within any series as specified in such supplemental indenture), provided that such amendment or supplement does not apply to any Outstanding Security issued prior to the date of such supplemental indenture and entitled to the benefits of such provision; or

(6)	to secure the Securities; or
(7)	to establish the form or terms of Securities of any series as permitted by Sections 2.1 and 3.1; or
(8)
to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11; or

(9)	to add or release a Guarantor as required or permitted by this Indenture; or
(10)	if allowed without penalty under applicable laws and regulations, to permit payment in the United States of principal, premium, if any, or interest, if any, on Bearer Securities or coupons, if any; or
(11)
to cure or reform any ambiguity, defect, omission, mistake, manifest error or inconsistency or to conform this Indenture or the Securities of a series to any provision of the description thereof set forth in the final prospectus, offering memorandum or other offering document, as supplemented as of the time of sale, under which such Securities were sold; or

(12)	to make any other change that does not adversely affect the rights of any Holder; or

(13)
to make any change to comply with the Trust Indenture Act of 1939 or any amendment thereof, or any requirement of the Securities and Exchange Commission in connection with the qualification of this Indenture under the Trust Indenture Act of 1939 or any amendment thereof.

Section 8.2.          Supplemental Indentures With Consent of Holders.  With the written consent of the Holders of a majority of the aggregate principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company (when authorized by or pursuant to a Board Resolution), the Guarantors and the Trustee may enter into an indenture or indentures supplemental hereto to add any provisions to or to change or eliminate any provisions of this Indenture or of any other indenture supplemental hereto or to modify the rights of the Holders of such Securities; provided, however, that without the consent of the Holder of each Outstanding Security affected thereby, an amendment under this Section may not:
(1)
change the Stated Maturity of the principal of or premium, if any, on or of any installment of principal of or premium, if any, or interest, if any, on or Additional Amounts, if any, with respect to, any Security, or reduce the principal amount of or any installment of principal of or premium, if any, or interest, if any, on or any Additional Amounts payable with respect to, any Security or the rate of interest on any Security, or reduce the amount of premium, if any, payable upon redemption of any Security or the repurchase by the Company of any Security at the option of the Holder thereof, or change the manner in which the amount of any principal thereof or premium, if any, or interest thereon or Additional Amounts, if any, with respect thereto is determined, or reduce the amount of the principal of any Original Issue Discount Security or Indexed Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.2, or change the currency in which any Securities or any premium or the interest thereon or Additional Amounts, if any, with respect thereto, is payable, or change the index, securities or commodities with reference to which or the formula by which the amount of principal or any premium or the interest thereon is determined, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date or in the case of repurchase by the Company at the option of the Holder, on or after the date for repurchase);

(2)
reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture;

(3)	change any obligation of the Company to maintain an office or agency in the places and for the purposes specified in Section 9.2;
(4)
make any change in Section 5.7 or this 8.2 except to increase any percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holders of each Outstanding Security affected thereby; or

(5)	release any Guarantor from any of its obligations under its Guarantee or this Indenture other than in accordance with the terms of this Indenture.
A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.
It is not necessary under this Section 8.2 for the Holders to consent to the particular form of any proposed supplemental indenture, but it is sufficient if they consent to the substance thereof.

Section 8.3.          Compliance with Trust Indenture Act.  Every amendment to this Indenture or the Securities of one or more series shall be set forth in a supplemental indenture that complies with the Trust Indenture Act as then in effect.
Section 8.4.          Execution of Supplemental Indentures.  In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modification thereby of the trusts created by this Indenture, the Trustee shall be provided with, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.  The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.
Section 8.5.          Effect of Supplemental Indentures.  Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder and of any coupon appertaining thereto shall be bound thereby.
Section 8.6.          Reference in Securities to Supplemental Indentures.  Securities, including any coupons, of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Company shall so determine, new Securities including any coupons of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities including any coupons of such series.
ARTICLE 9
COVENANTS
Section 9.1.          Payment of Principal, Premium, if any, and Interest.  The Company covenants and agrees for the benefit of the Holders of each series of Securities that it will duly and punctually pay the principal of and premium, if any, and interest on and Additional Amounts, if any, with respect to, the Securities of that series in accordance with the terms of the Securities of such series, any coupons appertaining thereto and this Indenture.  An installment of principal, premium, if any, interest or Additional Amounts, if any, shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay the installment.
Section 9.2.          Maintenance of Office or Agency.  If Securities of a series are issued as Registered Securities, the Company will maintain in each Place of Payment for such series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served.  If Securities of a series are issuable as Bearer Securities, the Company will maintain, (i) subject to any laws or regulations applicable thereto, an office or agency in a Place of Payment for that series which is located outside the United States where Securities of that series and related coupons may be presented and surrendered for payment; provided, however, that if the Securities of that series are listed on any stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent for the Securities of that series in any other required city located outside the United States, as the case may be, so long as the Securities of that series are listed on such exchange, and (ii) subject to any laws or regulations applicable thereto, an office or agency in a Place of Payment for that series which is located outside the United States, where Securities of that series may be surrendered for exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served.  The Company will give prompt written notice to the Trustee of the location, and any change in the location, of any such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

Unless otherwise specified as contemplated by Section 3.1, no payment of principal, premium or interest on Bearer Securities shall be made at any office or agency of the Company in the United States, by check mailed to any address in the United States, by transfer to an account located in the United States or upon presentation or surrender in the United States of a Bearer Security or coupon for payment, even if the payment would be credited to an account located outside the United States; provided, however, that, if the Securities of a series are denominated and payable in Dollars, payment of principal of and any premium or interest on any such Bearer Security shall be made at the office of the Company's Paying Agent in the County of Hennepin, The City of Minneapolis, if (but only if) payment in Dollars of the full amount of such principal, premium or interest, as the case may be, at all offices or agencies outside the United States maintained for the purpose by the Company in accordance with this Indenture is illegal or effectively precluded by exchange controls or other similar restrictions.
The Company may also from time to time designate one or more other offices or agencies where the Securities (including any coupons, if any) of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities (including any coupons, if any) of any series for such purposes.  The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
Unless otherwise provided in or pursuant to this Indenture, the Company hereby designates the County of Hennepin, The City of Minneapolis, as the Place of Payment for each series of Securities and initially appoints the Trustee, at its offices which on the date of this Indenture are located at [], as the Company's agency in the County of [], The City of [] for the foregoing purposes and as Registrar and Paying Agent.  The Company may subsequently appoint a different office or agency in the County of [], The City of [] and a different Registrar and Paying Agent for the Securities of any series.
Section 9.3.          Money for Securities Payments to Be Held in Trust; Unclaimed Money.  If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of, or premium, if any, or interest on, or Additional Amounts, if any, with respect to, any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal, premium, if any, or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee in writing of its action or failure so to act.
Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, prior to 1:00 PM (New York City time) on each due date of the principal of or any premium or interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.
The Company will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:
(1)
hold all sums held by it for the payment of the principal of, premium, if any, or interest on or Additional Amounts, if any, with respect to the Securities of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2)
give the Trustee notice of any default by the Company (or any other obligor upon the Securities of that series) in the making of any payment of principal, premium, if any, or interest on the Securities; and

(3)	at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.
Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of any principal, premium or interest on any Security of any series and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security and coupon, if any, shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, or cause to be mailed to such Holder, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company.
Section 9.4.         Corporate Existence.  Except as provided in Article 7, the Company will at all times do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises; provided that nothing in this Section 9.4 shall prevent the abandonment or termination of any right or franchise of the Company if, in the opinion of the Company, such abandonment or termination is in the best interests of the Company and not prejudicial in any material respect to the Holders of the Securities.
Section 9.5.         Reports by the Company.  The Company covenants:
(a)     To file with the Trustee, within 30 days after the Company actually files the same with the Commission, copies of the annual reports and of the information, document and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company is required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended; provided, however, that (i) the Company shall not be required to deliver to the Trustee any material for which the Company is seeking confidential treatment by the Commission; (ii) documents filed by the Company with the Commission via the EDGAR system shall be deemed to be filed with the Trustee as of the time such documents are filed via EDGAR; and (iii) documents that the Company does not file with the Commission need not be provided to the Trustee pursuant to this Section 9.5;
(b)     To file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture, as may be required from time to time by such rules and regulations; and
(c)     To transmit to all Holders of Securities, within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (a) and (b) of this Section 9.5, as may be required by the rules and regulations prescribed from time to time by the Commission.
Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).
Section 9.6.          Annual Review Certificate.  The Company covenants and agrees to deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, a certificate from its principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture.  For purposes of this Section 9.6, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.

Section 9.7.          Limitation on Liens.  The Company shall not, and shall not permit any Subsidiary to, create or assume any Lien (other than Permitted Liens) upon any Principal Facility or any interest it may have therein or upon any stock of any Subsidiary or any Debt of any Subsidiary to the Company or any other Subsidiary, whether now owned or hereafter acquired, to secure Debt, without making effective provision (and the Company covenants that in such case it will make or cause to be made, effective provision) whereby the Outstanding Securities shall be secured by such Lien equally and ratably with such Debt thereby secured, so long as such Debt shall be so secured (provided, that for the purpose of providing such equal and ratable security, the principal amount of Outstanding Securities of any series of Original Issue Discount Securities shall be such portion of the principal amount as may be specified in the terms of that series).  Any Lien created for the benefit of the Holders pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien whose existence caused the Securities to be required to be so secured.  For purposes of determining compliance with this Section 9.7, any Lien need not be permitted solely by reference to one category of Permitted Liens but may be permitted in part by one provision and in part by one or more other provisions of the definition of Permitted Liens.  In the event that a Lien securing Debt or any portion thereof meets the criteria of more than one such provision, the Company shall divide and classify and may later re-divide and reclassify such Lien in its sole discretion.
Section 9.8.     Limitation Upon Sale and Leaseback Transactions.  The Company will not sell or transfer, and will not permit any Subsidiary to sell or transfer (except to the Company or one or more Subsidiaries, or both), any Principal Facility owned by it on the date of this Indenture with the intention of taking back a lease of such property, other than a lease for a temporary period (not exceeding 36 months) with the intent that the use by the Company or such Subsidiary of such property will be discontinued at or before the expiration of such period, unless either:
(a)     the sum of the aggregate Attributable Value of property involved in sale and leaseback transactions not otherwise permitted under this Section 9.8, plus the aggregate principal amount of Debt secured by all Liens of the Company and its Subsidiaries permitted only under clause (18) of the definition of "Permitted Liens," does not exceed 10% of the Consolidated Net Worth of the Company and its Subsidiaries; or
(b)     the Company within 365 days after the sale or transfer shall have been made by the Company or by any such Subsidiary applies an amount equal to the greater of (i) the net proceeds of the sale of the Principal Facility sold and leased back pursuant to such arrangement or (ii) the fair market value of the Principal Facility sold and leased back at the time of entering into such arrangement (which may be conclusively determined by the Board of Directors of the Company) to the purchase of real property or retirement of Securities or other long-term Debt of the Company ranking on a parity with the Securities or of its Subsidiaries; provided, that the amount required to be applied to the retirement of Outstanding Securities or other long-term Debt of the Company or of its Subsidiaries pursuant to this clause (b) shall be reduced by (1) the principal amount (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of any Securities delivered within 365 days after such sale to the Trustee for retirement and cancellation, and (2) the principal amount of any other long-term Debt of the Company ranking on a parity with the Securities or of its Subsidiaries voluntarily retired by the Company or such Subsidiaries within 365 days after such sale, whether or not any such retirement of long-term Debt shall be specified as being made pursuant to this clause (b).  Notwithstanding the foregoing, no retirement referred to in this clause (b) may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision.
Section 9.9.          Additional Guarantees.  If this Section 9.9 is specified as applicable to the Securities of a series pursuant to Section 3.1, the Company will cause each of its of its wholly-owned Subsidiaries that is formed or otherwise incorporated in the United States or a state thereof or the District of Columbia that incurs any Debt under the Credit Facilities after the date of this Indenture to enter into a supplemental indenture in the form of Exhibit A (which shall not be required to be signed by the other then-existing Guarantors) or as otherwise specified with respect to the Securities of such series pursuant to which such Subsidiary shall agree to guarantee the Securities of such series on the terms set forth in Article 12 hereof or on such other terms as are specified as applicable to such series pursuant to Section 3.1.  Any such additional Guarantor shall be subject to release from such Guarantee under the circumstances set forth in Section 12.7 or as otherwise specified with respect to such Securities.

Section 9.10.          Taxes.  The Company shall, and shall cause each of its Subsidiaries to, pay or discharge or cause to be paid or discharged prior to delinquency all taxes, assessments and governmental levies the non-payment of which would materially adversely affect the business, prospects, earnings, properties, assets or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole except those taxes, assessments and governmental levies whose amount, applicability or validity is being contested in good faith and by appropriate proceedings.
Section 9.11.          Additional Amounts.  If any Securities of a series provide for the payment of Additional Amounts pursuant to Section 3.1(b)(18), the Company agrees to pay to the Holder of each such Security or any coupon appertaining thereto Additional Amounts as provided in or pursuant to this Indenture or such Securities.  Whenever in this Indenture there is mentioned, in any context, the payment of the principal of or any premium or interest on, or in respect of, any Security of any series or any coupon appertaining thereto, such mention shall be deemed to include mention of the payment of any Additional Amounts provided by the terms of such series established hereby or pursuant hereto to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to such terms, and express mention of the payment of Additional Amounts (if applicable) in any provision hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.
Except as otherwise provided in or pursuant to this Indenture or the Securities of any series, if the Securities of a series provide for the payment of Additional Amounts, at least 10 days prior to the first Interest Payment Date with respect to such series of Securities (or if the Securities of such series shall not bear interest prior to Maturity, the first day on which a payment of principal is made), and at least 10 days prior to each date of payment of principal or interest if there has been any change with respect to the matters set forth in the below-mentioned Officers' Certificate, the Company shall furnish to the Trustee and the principal Paying Agent or Paying Agents, if other than the Trustee, an Officers' Certificate instructing the Trustee and such Paying Agent or Paying Agents whether such payment of principal of and premium, if any, or interest on the Securities of such series shall be made to Holders of Securities of such series or the coupons appertaining thereto who are United States Aliens without withholding for or on account of any tax, assessment or similar governmental charge described in the terms of the Securities of such series.  If any such withholding shall be required, then such Officers' Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Securities or coupons, and the Company agrees to pay to the Trustee or such Paying Agent on or prior to the date such payment is due the Additional Amounts required by the terms of such Securities.  The Company covenants to indemnify the Trustee and any Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers' Certificate furnished pursuant to this Section.
Section 9.12.          Calculation of Original Issue Discount.  The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on Outstanding Securities as of the end of such year, and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.
ARTICLE 10
REDEMPTION
Section 10.1.          Applicability of Article.  Securities (including coupons, if any) of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 3.1 for Securities of any series) in accordance with this Article.
Section 10.2.          Election to Redeem; Notice to Trustee.  The election of the Company to redeem any Securities, including coupons, if any, shall be evidenced by or pursuant to a Board Resolution.  In the case of any redemption at the election of the Company of the Securities or coupons, if any, of any series, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, of the principal amount of Securities of such series to be redeemed and, if applicable, of the tenor of the Securities to be redeemed.  In the case of any redemption of Securities (i) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture or (ii) pursuant to an election of the Company which is subject to a condition specified in the terms of such Securities, the Company shall furnish the Trustee with an Officers' Certificate evidencing compliance with such restriction or condition.

Section 10.3.          Selection of Securities to Be Redeemed.  Unless otherwise specified as contemplated by Section 3.1, if less than all the Securities (including coupons, if any) of a series with the same terms are to be redeemed, the Trustee, not more than 45 days prior to the Redemption Date, shall select the Securities of the series to be redeemed by such method as the Trustee shall deem fair and appropriate; provided, that with respect to Securities issued in global form, beneficial interests therein shall be selected for redemption by the Depositary therefor in accordance with its standard procedures.  The Trustee shall make the selection from Securities of the series that are Outstanding and that have not previously been called for redemption and may provide for the selection for redemption of portions (equal to any authorized denomination for Securities of that series) of the principal amount of Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series.  If the Securities are not in global form the Trustee shall promptly notify the Company in writing of the Securities selected by the Trustee for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.
For purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities (including coupons, if any) shall relate, in the case of any Securities (including coupons, if any) redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities (including coupons, if any) which has been or is to be redeemed.
Section 10.4.          Notice of Redemption.  Unless otherwise specified as contemplated by Section 3.1, notice of redemption shall be given in the manner provided in Section 1.6 not less than 30 days nor more than 60 days prior to the Redemption Date to the Holders of the Securities to be redeemed.
All notices of redemption shall state:
(1)	the Redemption Date;
(2)	the Redemption Price (or if not then ascertainable, the manner of calculation thereof) and the aggregate principal amount to be redeemed;
(3)
if less than all the Outstanding Securities of a series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Security or Securities to be redeemed;

(4)
in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the Holder will receive, without a charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed;

(5)
the Place or Places of Payment where such Securities, together in the case of Bearer Securities with all coupons appertaining thereto, if any, maturing after the Redemption Date, are to be surrendered for payment of the Redemption Price;

(6)	that Securities of the series called for redemption and all unmatured coupons, if any, appertaining thereto must be surrendered to the Paying Agent to collect the Redemption Price;
(7)
that, on the Redemption Date, the Redemption Price, together with (except as otherwise set forth in Section 10.6 or as may otherwise be specified with respect to such Securities pursuant to Section 3.1) accrued and unpaid interest, if any, on and Additional Amounts, if any, with respect to the Securities (or portions thereof) to be redeemed, will become due and payable upon each such Security, or the portion thereof, to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date;

(8)	that the redemption is for a sinking fund, if such is the case;
(9)
that, unless otherwise specified in such notice, Bearer Securities of any series, if any, surrendered for redemption must be accompanied by all coupons maturing subsequent to the Redemption Date or the amount of any such missing coupon or coupons will be deducted from the Redemption Price, unless security or indemnity satisfactory to the Company, the Trustee and any Paying Agent is furnished; and

(10)	the CUSIP number, if any, of the Securities.
Notice of redemption of Securities to be redeemed shall be given by the Company or, at the Company's request and provision of such notice information, by the Trustee in the name and at the expense of the Company.
Section 10.5.          Deposit of Redemption Price.  Prior to 1:00 PM New York City time on the Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, which it may not do in the case of a sinking fund payment under Article 11, segregate and hold in trust as provided in Section 9.3) an amount of money in the currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3.1 for the Securities of such series) sufficient to pay on the Redemption Date the Redemption Price of, and (unless the Redemption Date shall be an Interest Payment Date (unless otherwise specified as contemplated by Section 3.1)) interest accrued to the Redemption Date on, all Securities or portions thereof which are to be redeemed on that date.
Unless any Security by its terms prohibits any sinking fund payment obligation from being satisfied by delivering and crediting Securities (including Securities redeemed otherwise than through a sinking fund), the Company may deliver such Securities to the Trustee for crediting against such payment obligation in accordance with the terms of such Securities and this Indenture.
Section 10.6.          Securities Payable on Redemption Date.  Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with (except as otherwise set forth in this Section 10.6 or as may otherwise be specified with respect to such Securities pursuant to Section 3.1) accrued interest, if any, thereon and Additional Amounts, if any, with respect thereto to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest and the coupons for any such interest appertaining to any Bearer Security so to be redeemed, except to the extent provided below, shall be void.  Except as provided in the next succeeding paragraph, upon surrender of any such Security, including coupons, if any, for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest and Additional Amounts, if any, to the Redemption Date; provided, however, that installments of interest on Bearer Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 9.2) and, unless otherwise specified as contemplated by Section 3.1, only upon presentation and surrender of coupons for such interest; and provided, further, that, unless otherwise specified as contemplated by Section 3.1, installments of interest on Registered Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.7.
If any Bearer Security surrendered for redemption shall not be accompanied by all appurtenant coupons maturing after the Redemption Date, such Bearer Security may be paid after deducting from the Redemption Price an amount equal to the face amount of all such missing coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless.  If thereafter the Holder of such Bearer Security shall surrender to the Trustee or any Paying Agent any such missing coupon in respect of which a deduction shall have been made from the Redemption Price, such Holder shall be entitled to receive the amount so deducted; provided, however, that interest represented by coupons shall be payable only at an office or agency located outside of the United States (except as otherwise provided pursuant to Section 9.2) and, unless otherwise specified as contemplated by Section 3.1, only upon presentation and surrender of those coupons.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by or prescribed therefor in the Security.
Section 10.7.          Securities Redeemed in Part.  Upon surrender of a Security that is redeemed in part at any Place of Payment therefor (with, if the Company or the Trustee so required, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), the Company shall execute and the Trustee shall authenticate and deliver to the Holder of that Security, without service charge, a new Security or Securities of the same series, having the same form, terms and Stated Maturity, in any authorized denomination equal in aggregate principal amount to the unredeemed portion of the principal amount of the Security surrendered.
ARTICLE 11
SINKING FUNDS
Section 11.1.          Applicability of Article.  The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 3.1 for Securities of such series.
The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a "mandatory sinking fund payment," and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an "optional sinking fund payment."  If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 11.2.  Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.
Section 11.2.          Satisfaction of Sinking Fund Payments with Securities.  The Company (i) may deliver Outstanding Securities of a series (other than any previously called for redemption) together, in the case of Bearer Securities of such series, with all unmatured coupons appertaining thereto and (ii) may apply as a credit Securities of a series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such Securities as provided for by the terms of such series; provided that such Securities have not been previously so credited.  Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.
Section 11.3.          Redemption of Securities for Sinking Fund.  Not less than 60 days prior to each sinking fund payment date for any series of Securities, the Company will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 11.2 and the basis for that credit and will also deliver to the Trustee any Securities to be so delivered.  Not less than 30 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 10.3 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 10.4.  Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 10.6 and 10.7.

ARTICLE 12
GUARANTORS
Section 12.1.          Guarantee.
(a)     Each Guarantor hereby jointly and severally, absolutely, unconditionally and irrevocably guarantees the Securities and obligations of the Company hereunder and thereunder, and guarantees to each Holder of a Security authenticated and delivered by the Trustee, and to the Trustee on behalf of itself and such Holder, that (i) the principal of (and premium, if any) and interest on and Additional Amounts, if any, with respect to the Securities will be paid in full when due, whether at Stated Maturity, by acceleration or otherwise (including, without limitation, the amount that would become due but for the operation of any automatic stay provision of any Bankruptcy Law), together with interest on the overdue principal, if any, and interest on any overdue interest, to the extent lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Securities or of any such other obligations, the same will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 12.3 hereof.
Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of Securities with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.
(b)     Each Guarantor hereby waives (to the extent permitted by law) the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or any other Person, protest, notice and all demands whatsoever and covenants that the Guarantee of such Guarantor shall not be discharged as to the Securities, except by complete performance of the obligations contained in such Security, this Indenture and such Guarantee.  Each Guarantor acknowledges that the Guarantee is a guarantee of payment and not of collection.  Each of the Guarantors hereby agrees that, in the event of a default in payment of principal (or premium, if any) or interest on or Additional Amounts, if any, with respect to such Security, whether at its Stated Maturity, by acceleration, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of itself or on behalf of, or by, the Holder of such Security, subject to the terms and conditions set forth in this Indenture, directly against each of the Guarantors to enforce such Guarantor's Guarantee without first proceeding against the Company or any other Guarantor.  Each Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Securities, to collect interest on the Securities, or to enforce or exercise any other right or remedy with respect to the Securities, such Guarantor will pay to the Trustee for the account of itself or the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.
(c)     If any Holder or the Trustee is required by any court or otherwise to return to the Company or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or any Guarantor, any amount paid by any of them to the Trustee or such Holder, the Guarantee of each of the Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect.  Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) subject to this Article 12, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 5 hereof for the purposes of the Guarantee of such Guarantor, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article 5 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of the Guarantee of such Guarantor.

(d)     Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Securities are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Securities, whether as a "voidable preference", "fraudulent transfer" or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Securities shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
(e)     To evidence its Guarantee, each Guarantor hereby agrees that a Notation of Guarantee substantially in the form attached as Exhibit B hereto will be endorsed by an officer of such Guarantor on each Security authenticated and delivered to the Trustee and that this Indenture or a supplemental indenture to this Indenture will be executed on behalf of such Guarantor by one of its officers.  Each Guarantor hereby agrees that its Guarantee will remain in full force and effect notwithstanding any failure to endorse on each Security a Notation of Guarantee.  The delivery of any Security by the Trustee, after the authentication thereof hereunder, will be deemed to constitute due delivery of the Notation of Guarantee set forth in this Indenture by the Guarantors.  If an officer whose signature is on this Indenture or on the Notation of Guarantee no longer holds that office at the time the Trustee authenticates the Security on which a Notation of Guarantee is endorsed, the Notation of Guarantee will be valid nevertheless.
Section 12.2.          Severability.  In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 12.3.          Limitation of Liability.  Each Guarantor and by its acceptance hereof each Holder confirms that it is the intention of all such parties that the guarantee by each such Guarantor pursuant to its Guarantee of the Securities of each series not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance.  To effectuate the foregoing intention, the Holders of the Securities of each series and each such Guarantor hereby irrevocably agree that the obligations of such Guarantor under its Guarantee of the Securities of such series shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to this Article 12 in respect of the Securities of such series, result in the obligations of such Guarantor under its Guarantee constituting such fraudulent transfer or conveyance.
Section 12.4.          Contribution.  In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor under a Guarantee, such Guarantor will be entitled to a contribution from any other Guarantor in a pro rata amount based on the net assets of each Guarantor determined in accordance with GAAP.
Section 12.5.          Subrogation.  Each Guarantor shall be subrogated to all rights of Holders of the Securities of a series against the Company in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 12.1 hereof in respect of such Securities; provided, however, that if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Securities of such series shall have been paid in full.
Section 12.6.          Reinstatement.  Each Guarantor hereby agrees (and each Person who becomes a Guarantor shall agree) that the Guarantee provided for in Section 12.1 hereof shall continue to be effective or be reinstated, as the case may be, if at any time, payment, or any part thereof, of any obligations or interest thereon is rescinded or must otherwise be restored by a Holder to the Company upon the bankruptcy or insolvency of the Company or any Guarantor.
Section 12.7.          Release of a Guarantor.  The Guarantee of a Guarantor with respect to the Securities of a series will terminate and be discharged and of no further force and effect and the Guarantor will be automatically and unconditionally released from all of its obligations thereunder:

(1)
concurrently with any direct or indirect sale or other disposition (including by way of consolidation, merger or otherwise) of the Guarantor or the sale or disposition (including by way of consolidation, merger or otherwise) of all or substantially all the assets of the Guarantor (other than to the Company or a Subsidiary);

(2)
at any time that such Guarantor is released from all of its obligations (other than contingent indemnification obligations that may survive such release) under all of its Guarantees of all Debt of the Company under the Credit Facilities except a discharge by or as a result of payment under such Guarantee;

(3)
upon the merger or consolidation of any Guarantor with and into the Company or a Guarantor that is the surviving Person in such merger or consolidation, or upon the liquidation of such Guarantor following or contemporaneously with the transfer of all of its assets to the Company or a Subsidiary;

(4)	upon the defeasance under Section 4.4 or discharge of the Securities of such series, as provided in this Indenture or upon satisfaction and discharge of this Indenture; or
(5)	upon the prior consent of the Holders of all the Securities of such series then Outstanding.
Section 12.8.          Benefits Acknowledged.  Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its respective Guarantee and waiver pursuant to its respective Guarantee is knowingly made in contemplation of such benefits.
Section 12.9.          Applicability of Article.  Notwithstanding any provision of this Article 12 to the contrary, the provisions of this Article 12 shall be applicable only to, and inure solely to the benefit of, the Securities of any series designated, pursuant to Section 3.1, as entitled to the benefits of such provisions.
This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.
CADIZ INC. By: ______________________________ Name: Title:
Attest: By: ______________________________ Name: Title:
[Name of Trustee] By: ______________________________ Name: Title:

[As Guarantors] By: ______________________________ Name: Title:

[As Guarantors]
By: ______________________________
       Name:
        Title:

EXHIBIT A
[FORM OF SUPPLEMENTAL INDENTURE
 TO BE DELIVERED BY SUBSEQUENT GUARANTORS]
SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of                     , among                     (the "Guaranteeing Subsidiary"), a subsidiary of Cadiz Inc., a Delaware corporation (or its permitted successor) (the "Company"), the Company, and [ ], as trustee under the Indenture referred to below (the "Trustee").
W I T N E S S E T H
WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of [    ], 20[  ] providing for the issuance from time to time of Securities in series (the "Notes");
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall agree to guarantee the Notes of each series that are entitled to the benefit of the provisions of Article 12 of the Indenture on the terms and conditions set forth herein (the "Note Guarantee"); and
WHEREAS, pursuant to Section 8.1 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes of each series that are entitled to the benefit of the provisions of Article 12 of the Indenture as follows:
1. CAPITALIZED TERMS.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2. AGREEMENT TO GUARANTEE.  The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee of the Notes of each series that are entitled to the benefit of the provisions of Article 12 of the Indenture on the terms and subject to the conditions set forth in this Guarantee and in the Indenture including but not limited to Article 12 thereof.
3. NO RECOURSE AGAINST OTHERS.  No director, officer, employee, stockholder, general or limited partner or incorporator, past, present or future, of the Guaranteeing Subsidiary, as such or in such capacity, shall have any personal liability for any obligations of the Guaranteeing Subsidiary under the Guarantees by reason of his, her or its status as such director, officer, employee, stockholder, general or limited partner or incorporator.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of this Guarantee.
4. GOVERNING LAW.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.
5. COUNTERPARTS.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.
6. EFFECT OF HEADINGS.  The Section headings herein are for convenience only and shall not affect the construction hereof.
7. THE TRUSTEE.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:                 ,
[GUARANTEEING SUBSIDIARY] By: _________________________________ Name: Title:
CADIZ INC. By: _________________________________ Name: Title:
[Name of Trustee], as Trustee By: _________________________________ Authorized Signatory

EXHIBIT B
[FORM OF NOTATION OF GUARANTEE]
Each of the undersigned (collectively, the "Guarantors") have guaranteed, jointly and severally, fully and unconditionally (such guarantee by each Guarantor being referred to herein as the "Guarantee") (i) the due and punctual payment of the principal of (and premium, if any) and interest on the [insert designation of the Securities] (the "Notes") issued by Cadiz Inc., a Delaware corporation (the "Company"), whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article 12 of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.
No director, officer, employee, stockholder, general or limited partner or incorporator, past, present or future, of the Guarantors, as such or in such capacity, shall have any personal liability for any obligations of the Guarantors under the Guarantees by reason of his, her or its status as such director, officer, employee, stockholder, general or limited partner or incorporator.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Guarantees.
Each holder of a Note by accepting a Note agrees that any Guarantor named below shall have no further liability with respect to its Guarantee if such Guarantor otherwise ceases to be liable in respect of its Guarantee in accordance with the terms of the Indenture.
Capitalized terms used herein without definition shall have the meanings assigned to them in the Notes.
The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.
[GUARANTORS] By: _______________________________ Name: Title: